Exhibit 10.4

Execution Copy

Confidential

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

License Agreement

dated as of November 6, 2020

by and between

Angion Biomedica Corp. 51 Charles Lindbergh Blvd, Uniondale, NY 11553, USA	(hereinafter LICENSOR)

and

Vifor (International) Ltd. Rechenstrasse 37, 9014 St. Gallen, Switzerland	(hereinafter LICENSEE)

(LICENSOR and LICENSEE each a Party, together the Parties)

Table of Contents

1.	Definitions			6

2.	License			6

	2.1	Scope of License in General		6

	2.2	Permitted Indications and Formulations		7
		2.2.1	In General	7
		2.2.2	Additional Indications	8
		2.2.3	Non-Field Indications	9

	2.3	License Sub-Licensing		13

	2.4	Grantback License		14

	2.5	Retained Rights; Negative Covenants		14

	2.6	Diligence		14

3.	Product Development			14

	3.1	Clinical Development Activities		14

	3.2	Technical Development Activities		17

4.	Regulatory Matters			18

5.	Manufacturing and Supply			19

6.	Commercialization			21

7.	Financial Consideration			22

	7.1	Overview		22

	7.2	Upfront Fee and Equity Investment		22

	7.3	Milestone Payments		22

	7.4	Royalties		24

	7.5	Currency Conversion		26

	7.6	Reporting, Invoicing and Payment Terms		26

	7.7	Taxation		27

	7.8	Books and Records; Audits		28

8.	Intellectual Property Rights			28

	8.1	In General		28

	8.2	IP Prosecution and Enforcement		29

	8.3	Infringement of Third Party’s Patents		32

	8.4	Product Trademarks	32

9.	Representations and Warranties; Indemnities		33

	9.1	Representations and Warranties by either Party	33

	9.2	Representations and Warranties by LICENSOR	34

	9.3	Claim Notification and No Other Warranties	35

	9.4	Indemnities	35

10.	Limitations of Liability		36

11.	Governance and Compliance		37

	11.1	Joint Steering Committee (JSC)	37

	11.2	Joint Development Committee (JDC)	37

	11.3	Joint Technical Steering Committee (JTSC)	38

	11.4	Joint IP Committee	39

	11.5	Committees’ Organisation and Decision-Making	40

	11.6	Alliance Managers	41

	11.7	Compliance	42

12.	Covenant Not to Compete		42

13.	Confidentiality and Public Announcements		42

14.	Term and Termination		44

	14.1	Effective Date	44

	14.2	Term	44

	14.3	Termination	45

	14.4	Effects of Termination	46

15.	Final Provisions		47

	15.1	Entire Agreement	47

	15.2	Independent Contractor	47

	15.3	Written Form	47

	15.4	Severability	47

	15.5	Assignment	48

	15.6	Notices	48

	15.7	Force Majeure	49

	15.8	Waiver	49

15.9	Governing Law		49

15.10	Dispute Resolution		49
	15.10.1	Seeking Consensus	49
	15.10.2	Arbitration	50
	15.10.3	Injunctive Relief	51
	15.10.4	Baseball Arbitration as to Particular Disputes	51

15.11	Interpretation		52

15.12	Counterparts		53

Table of Annexes

Number of Annex	Name of Annex
Annex 1	Definitions
Annex 2.1(a)	Licensed Patents
Annex 2.2.3(f)(iii)	List of Technical Experts
Annex 2.3(a)	Affiliates and Third Parties
Annex 3.1(c)	Clinical Development Plan
Annex 3.2(b)	Technical Development Plan

WHEREAS, LICENSOR is a late-stage start-up biopharmaceutical company focused on the discovery, development, and commercialization of novel small molecule therapeutics to address acute organ injuries and fibrotic diseases.

WHEREAS, LICENSOR has, inter alia, generated and developed a small molecule designed to mimic the biological activity of hepatocyte growth factor (HGF), which activates the c-Met cascade of pathways involved in tissue repair and organ repair, known as ANG-3777;

WHEREAS, LICENSEE belongs to the Vifor Pharma Group, which is a global pharmaceuticals company aiming to become the global leader in iron deficiency, nephrology and cardio-renal therapies. The Vifor Pharma Group is listed on the Swiss Stock Exchange (SIX Swiss Exchange, VIFN, ISIN: CH0364749348). It develops, manufactures and markets pharmaceutical products for precision patient care and holds a leading position in all of its core business activities.

WHEREAS, LICENSEE is interested in obtaining the rights necessary to successfully commercialize ANG-3777 in certain fields, and LICENSOR is willing to grant LICENSEE certain licenses accordingly.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

1.                            Definitions

Capitalized terms used in this Agreement shall have the meanings assigned to them in Annex 1.

2.                            License

2.1                     Scope of License in General

(a)                       Subject to the terms and conditions of this Agreement, LICENSOR agrees to grant and hereby grants to LICENSEE an exclusive license, with the right to sub-license according to Section 2.3, under LICENSOR Product Technology (including the Licensed Patents listed in Annex 2.1(a)) and LICENSOR’s rights in Joint Product IP (i) to Commercialize Licensed Products in the Field and in the Licensed Territory, and (ii) subject to the last sentence of this paragraph (a), to Develop or have Developed and to Manufacture or have Manufactured the Licensed Compound and Licensed Products solely for Commercialization in the Field and in the Licensed Territory in cooperation with LICENSOR according to Article 3 and Article 5 or, independently of LICENSOR to the extent expressly permitted by this Agreement (all together referred to as the License). For clarity, such right of LICENSEE to Develop and Manufacture the Licensed Compound and Licensed Products shall not restrict LICENSOR’s or its Affiliates’ or (sub)licensees’ right to Develop or have Developed and Manufacture or have Manufactured the Licensed Compound and Licensed Products within the Licensed Territory for Commercialization outside the Licensed Territory or outside the Field and within the Licensed Territory to the extent permitted by this Agreement.

(b)                       The License does not include the right to combine the Licensed Compound with other proprietary molecules of LICENSOR as a fixed dose combination or other form of combination therapy that is marketed or sold as a combination for a single price, but LICENSEE shall have a right of first negotiation with respect to any combination product comprised of the Licensed Compound and another proprietary molecule of LICENSOR in the Field and within the Licensed Territory. Thus, LICENSOR will not, whether directly or by granting any licenses to Third Parties, engage in the clinical Development and Commercialization of such combination products in the Field in the Licensed Territory unless having notified LICENSEE and negotiated for a period of up to [****]  ([****]) days, upon request by LICENSEE within [****] ([****]) days of notification, in good faith the terms and conditions of an extension of the License to include the Development, Manufacture and Commercialization of such combination products.

2.2                     Permitted Indications and Formulations

This Section 2.2 sets forth each Party’s rights under this Agreement with respect to the Development, Manufacture and Commercialization of products containing or comprising the Licensed Compound.  LICENSEE has the exclusive right to Develop, Manufacture and Commercialize products containing or comprising the Licensed Compound in the Field in the Licensed Territory.  For all Licensed Products not containing or comprising the Licensed Compound, (i) LICENSOR and its (sub)licensees retain exclusive rights to Develop, Manufacture and Commercialize such Licensed Products outside the Field and (ii) neither Party shall have the right to Develop, Manufacture or Commercialize such Licensed Products inside the Field without the prior written consent of the other Party, such consent not to be unreasonably withheld.  With respect to products containing or comprising the Licensed Compound Developed in a formulation other than an IV formulation, LICENSEE has no rights to Develop, Manufacture or Commercialize such products without the consent of LICENSOR, but LICENSOR may Develop, Manufacture and Commercialize such products subject to Section 2.2.3 (including LICENSEE’s right of first negotiation under Section 2.2.3(d)(ii)).  With respect to products containing or comprising the Licensed Compound Developed in an IV formulation, (A) LICENSEE may Develop, Manufacture and Commercialize such products without restriction except as provided in Section 2.2.3(i) and (B) LICENSOR may also Develop, Manufacture and Commercialize such products but subject to Section 2.2.3.

2.2.1           In General

(a)                       Subject to the following paragraphs, LICENSEE will exploit the License primarily for (together referred to as Initial Indications) (i) transplant-associated acute kidney injury (delayed graft function) (hereinafter referred to as DGF) and (ii) acute kidney injury associated with cardiac surgery involving cardiopulmonary bypass (hereinafter referred to as AKI).

(b)                       In order to optimize the competitive environment in which LICENSEE will exploit the License and the overall value of the Licensed Compound, the Parties may intend to Develop

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and Commercialize the Licensed Compound within the Field in the Licensed Territory for indications other than the Initial Indications (hereinafter referred to as the Additional Indications) and for indications outside the Field in the Licensed Territory (hereinafter referred to as the Non-Field Indications) subject to governing principles set forth below. Accordingly, neither Party will, whether directly or indirectly through Affiliates or Third Parties, Develop or Commercialize any Licensed Product in any of the Additional Indications or Non-Field Indications except in accordance with the following Sections.

(c)                        Subject to the remainder of this Section 2.2.1(c), LICENSEE shall have the right solely to independently pursue the Development, Manufacture and Commercialization of products containing or comprising the Licensed Compound with different IV formulations in the Field in the Licensed Territory. If LICENSEE desires to pursue such Development, LICENSEE shall notify LICENSOR and thereafter the Parties shall discuss in good faith whether LICENSOR will perform any Development activities or share any Development costs with respect to such product; provided that if LICENSOR does not desire to conduct or pay for such Development, LICENSEE shall have the right to Develop such product at its own cost and expense. Any product Developed, Manufactured or Commercialized in accordance with this Section 2.2.1(c) shall be deemed a Licensed Product hereunder; provided that the Parties shall discuss in good faith and agree on fair and balanced adjustments of Milestone Payments or Royalty Payments for such product duly taking into account and reflecting the contribution of intellectual property by each Party, the amount of Development costs paid by each Party and the allocation of Development activities between the Parties, in each case for such product.

2.2.2           Additional Indications

(a)                       Either Party may propose to the JSC any time during the Term to Develop a product containing or comprising the Licensed Compound for an Additional Indication by presenting a synopsis of additional clinical and technical development activities, the proposed roles of the Parties in the development phase, the contemplated timeline and the estimated cost of Development. If LICENSEE makes such proposal, LICENSOR shall, through the JSC, consider such proposal in good faith. Further, LICENSOR shall use Commercially Reasonable Efforts to conduct and support the Development accordingly with respect to any Additional Indication that the Parties mutually agree to pursue.

(b)                       If the JSC decides to Develop a product containing or comprising the Licensed Compound for an Additional Indication, the JDC and JTSC shall amend the Clinical Development Plan and the Technical Development Plan accordingly, and all Development activities shall be pursued in accordance with Article 3, and LICENSEE shall have the exclusive right to Commercialize such product for such Additional Indication in the Licensed Territory.

(c)                        Each Party shall have the right to request appropriate delays in submitting applications with regulatory authorities for any new Additional Indication if reasonably necessary to safeguard the agreed timeline and technical quality of developing indications that are earlier pursued, including, without limitation, Initial Indications. Any such request shall be submitted to the JSC for its review and determination.

(d)                       In case LICENSEE proposes the Development of a product containing or comprising the Licensed Compound in an IV formulation for an Additional Indication and the JSC fails to reach an agreement to pursue such Development for LICENSOR’s denial of its representatives’ consent, LICENSEE shall have the right to Develop or have Developed such product either in cooperation between the Parties at shared cost of Development to be agreed or, failing such an agreement, independently at its own cost and expense for the Development in accordance with Section 2.2.1(c). In such case, while such product for Additional Indications shall be considered as Licensed Products for accounting and Milestone and Royalty Payment purposes, the Parties shall agree on fair and balanced adjustments of Milestone Payments or Royalty Payments duly taking into account and reflecting the amount of Development costs paid by each Party and the allocation of Development activities between the Parties, in each case for such Additional Indication.

2.2.3           Non-Field Indications

(a)                       If, at any time during the Term, LICENSOR desires to Develop a product containing or comprising the Licensed Compound for a Non-Field Indication, LICENSOR shall present a synopsis of the proposed additional development activities, the proposed role of LICENSEE, if any, in the Development phases, the contemplated timeline, the estimated cost of Development and any impact the Development and Commercialization of such product could be reasonably expected to have on the Development or Commercialization of Licensed Products in the Field in the Territory.

(b)                       Provided that the proposed product containing or comprising the Licensed Compound for a Non-Field Indication (i) is for an Alternative Formulation, and (ii) is planned to be or is approved in a separate NDA (which, for clarity, should be a 505(b)(1) NDA in the USA) other than any NDA for Licensed Products in the Field, LICENSOR may Develop such product for such Non-Field Indication (hereinafter referred to as an Admitted Non-Field Product) and seek regulatory approvals at its own cost and discretion. Related activities shall regularly be reported to the JDC.

(c)                        Subject to the following terms, LICENSOR shall have the right to Commercialize or have Commercialized Admitted Non-Field Products in the USA under an approved NDA (which, for clarity, should be a 505(b)(1) NDA in the USA) separate from NDAs of Licensed Products in the Field. With respect to each Admitted Non-Field Product, solely to the extent that (i) off-label sales in the Field in the Licensed Territory of such Admitted Non-Field Product by LICENSOR or its Affiliates or licensees other than LICENSEE (hereinafter referred to as the In-Field Sales) occur and (ii) LICENSEE is at the time not Commercializing, or has not Commercialized, a Licensed Product in the Field in the Licensed Territory in substantially the same formulation as the Alternative Formulation for such Admitted Non-Field Product, LICENSOR shall account for such In-Field Sales (applying the definition of Net Sales mutatis mutandis) and pay to LICENSEE any amounts of Net Sales generated minus

Royalty Payments LICENSEE would have to make had such In-Field Sales been sales of Licensed Products and minus applicable COGS.

(d)                      LICENSOR shall have the right to Commercialize or have Commercialized for its own account Admitted Non-Field Products in the Licensed Territory outside the USA, subject to the following:

(i)                          LICENSEE may opt to Commercialize Admitted Non-Field Products with an IV formulation on its own by providing written notice to LICENSOR within [****]  ([****]) days following LICENSOR’s presentation to the JSC of [****]. In such case, LICENSEE shall have the right to seek regulatory approval outside the USA within the Licensed Territory for such Admitted Non-Field Products with such IV formulation at its own cost and shall use Commercially Reasonable Efforts to do so, and it may rely, without additional compensation to LICENSOR, on data generated by LICENSOR for regulatory approval of such Non-Field Products in the USA in doing so. Further, LICENSEE shall have the exclusive right to Commercialize Admitted Non-Field Products with such IV formulation in the Licensed Territory outside the USA, and such Admitted Non-Field Products shall be deemed to be Licensed Products for accounting and Milestone and Royalty Payment under this Agreement and for Article 4, Article 6 and Section 9.4(a). If LICENSEE does not exercise such option, then LICENSOR shall have the right to proceed to Commercialize or have Commercialized such Admitted Non-Field Product in the Licensed Territory outside the USA for its own account. Notwithstanding the foregoing, if LICENSEE reasonably believes that Commercialization of an Admitted Non-Field Product is likely to have a Material Adverse Effect in the Licensed Territory outside the USA, LICENSEE shall notify the JSC within [****] ([****]) days following LICENSOR’s presentation to the JSC pursuant to Section 2.2.3(a) for such Admitted Non-Field Product and thereafter the JSC (or an industry expert if the JSC cannot agree) shall determine whether a Material Adverse Effect exists with respect to such Admitted Non-Field Product in accordance with Section 2.2.3(e) (mutatis mutandis).  If, pursuant to Section 2.2.3(e) (mutatis mutandis), it is determined that such Admitted Non-Field Product has a Material Adverse Effect in the Licensed Territory outside the USA, then neither Party shall, whether directly or indirectly through Affiliates or sub-licensed Third Parties, Commercialize such Admitted Non-Field Product in the Licensed Territory outside the USA.

(ii)                       For Admitted Non-Field Products with non-IV formulations, LICENSEE shall have a right of first negotiation to seek regulatory approval and exclusively Commercialize such Admitted Non-Field Products with such non-IV formulation in the Licensed Territory outside the USA by providing written notice to LICENSOR within [****]  ([****])

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days following LICENSOR’s presentation to the JSC pursuant to Section 2.2.3(a) for such Admitted Non-Field Products, the terms to be negotiated in good faith between the Parties during [****] ([****]) months following LICENSOR’s receipt of such notice. Failing an agreement reached, LICENSOR shall have the sole and exclusive right to Commercialize or have Commercialized such Admitted Non-Field Products in the Licensed Territory outside the USA, for its own account.

(e)                        Notwithstanding anything to the contrary, the restrictions imposed upon LICENSOR’s Development and Commercialization of Admitted Non-Field Products in paragraphs (c) and  (d) of this Section 2.2.3 shall be deemed lifted, and LICENSOR shall have the right, subject to paragraph (h) only, to Develop, Manufacture and Commercialize an Admitted Non-Field Product in the Licensed Territory at its sole discretion and commercial risk and benefit from the moment when LICENSEE, pursuant to Section 2.2.1(c), elects to (i) independently Develop, Manufacture or Commercialize a product containing or comprising the Licensed Compound in the Field in an IV formulation that is substantially the same formulation as the Alternative Formulation for such Admitted Non-Field Product or (ii) Develop, Manufacture or Commercialize such Admitted Non-Field Product pursuant to Section 2.2.3(i). LICENSEE shall promptly notify LICENSOR if LICENSEE engages in any independent Development, Manufacture or Commercialization of a product containing or comprising the Licensed Compound with an IV formulation.

(f)                         For proposed Non-Field Indications other than those Non-Field Indications set forth in paragraph (b), the JSC shall reasonably determine whether or not the Development or Commercialization of the product containing or comprising the Licensed Compound for such Non-Field Indication would likely have a material adverse effect on [****] in the Field in the Licensed Territory (the Material Adverse Effects). Depending on the outcome of the JSC’s considerations, the following shall apply:

(i)                          If the JSC determines that no Material Adverse Effects exist with respect to a particular product for a particular proposed Non-Field Indication, such product shall be deemed to be a Licensed Product and the JSC shall agree to the further Development of such Licensed Product for such Non-Field Indication and pass the proposal to the JDC, which shall amend the Clinical Development Plan and Technical Development Plan accordingly. LICENSOR shall use Commercially Reasonable Efforts to undertake the Development set forth in such amended Clinical Development Plan and Technical Development Plan at its cost and seek regulatory approval for such Licensed Product for such Non-Field Indication in the USA. LICENSEE shall, subject to the following sentence, obtain regulatory approvals for such Licensed Product in such Non-Field Indication in the Licensed Territory outside the USA and exclusively Commercialize such product for such Non-Field Indication (if approved) throughout the Licensed Territory (subject to LICENSOR’s right to co-promote in the USA as set forth below), it being understood and agreed that sales of such product in such Non-

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Field Indications shall be considered as sales of Licensed Products in the Field for accounting and Milestone and Royalty Payment purposes (subject to the adjustment in the USA as set forth below). In the USA, however, LICENSOR shall have the right (but not the obligation) to co-promote, at its own expense, such Licensed Product in the Non-Field Indications in accordance with the terms of a customary co-promotion agreement to be mutually agreed by the Parties, in which case LICENSEE shall pay to LICENSOR [****] . Such payments shall be in lieu of related Milestone and Royalty Payments and shall be payable for so long as there are sales of such Licensed Product for such Non-Field Indication in the USA, and Net Sales for such Licensed Product in such Non-Field Indication in the USA shall not be taken into account when calculating Milestone or Royalty Payments due.

(ii)                       If the JSC determines any Material Adverse Effects exist with respect to a particular product for a particular proposed Non-Field Indication, it shall deny the further Development of such product for such proposed Non-Field Indication, and none of the Parties shall, whether directly or indirectly through Affiliates or sub-licensed Third Parties, further Develop or Commercialize such product for such Non-Field Indication.

(iii)                    If the JSC fails to agree on whether any material Adverse Effects exist with respect to a particular product for a particular proposed Non-Field Indication, each Party shall have the right to refer the matter to one of the industry experts listed in Annex 2.2.3(f)(iii) to finally determine whether any such Material Adverse Effects exist or not. If the Parties disagree on which such industry expert to select, each Party shall appoint one industry expert on such list and the two appointed industry experts shall appoint a third industry expert. Once an industry expert is appointed, neither Party shall have any ex parte communication with such industry expert. The industry expert(s) shall have the right to set the procedures for making a final determination and may conduct any hearings or consider any other documentation or evidence as necessary for the industry expert(s) to make such final determination. The industry expert(s) shall deliver the findings within [****] ([****]) Business Days from his or her appointment(s) and after having duly heard each Party. The expert(s) findings shall be binding upon the Parties with respect to whether any Material Adverse Effect would exist related to the Development or Commercialization of the product for such proposed Non-Field Indication, and the Parties shall act in accordance with sub-paragraph (i) or (ii) accordingly. In the event of such an industry expert determination, the Parties shall bear equally the costs of the experts, and each Party shall bear its own expenses, regardless of the outcome of the determination.

(g)                        Each Party shall be entitled to cross-reference Regulatory Submissions, filings and data of the other Party with regard to Licensed Products (with respect to LICENSEE’s efforts to

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seek and obtain regulatory approvals) and products (with respect to LICENSOR’s efforts to seek and obtain regulatory approvals) and indications pursued.

(h)                       Notwithstanding anything of the foregoing paragraphs in this Section 2.2.3, LICENSOR commits and covenants that [****] Additionally, in the course of such Commercialization, LICENSOR shall not use promotional materials and messages used by LICENSEE in the Commercialization of Licensed Product in the Field.

(i)                           If LICENSOR desires to Develop an Admitted Non-Field Product with an IV formulation, LICENSEE shall have a right of first negotiation to Develop, Manufacture and Commercialized such Admitted Non-Field Product in the Field in the Licensed Territory by providing written notice to LICENSOR within [****]  ([****]) months following LICENSOR’s presentation to the JSC pursuant to Section 2.2.3(a) for such Admitted Non-Field Product.  If LICENSEE provides such notice during such period, the Parties shall discuss in good faith the terms of an agreement for the Development and Commercialization of such Admitted Non-Field Product in the Field in the Licensed Territory.  If the Parties fail to reach an agreement with respect to the Development and Commercialization of such Admitted Non-Field Product in the Field in the Licensed Territory within [****] ([****]) months following the initiation of such good faith discussions, LICENSOR shall have the right to Commercialize such Admitted Non-Field Product outside the Field, provided that LICENSOR shall account for Net Sales of such Admitted Non-Field Product in the Field in the Licensed Territory (applied mutatis mutandis) and pay to LICENSEE any amounts of such Net Sales generated minus Royalty Payments LICENSEE would have to make had such Net Sales been sales of Licensed Products and minus applicable COGS.  If LICENSEE does not provide such notice during such period, or LICENSEE notifies LICENSOR during such period that LICENSEE does not desire to Develop such Admitted Non-Field Product in the Field in the Licensed Territory, then LICENSEE shall have no further rights under this Agreement with respect to such Admitted Non-Field Product as Developed by LICENSOR.  For clarity, the foregoing shall not be construed to limit LICENSEE’s rights under Section 2.2.1(c) to pursue the independent Development of products containing or comprising the Licensed Compound in IV formulations in the Field in the Licensed Territory.

2.3                     License Sub-Licensing

(a)                       LICENSEE shall have the right to grant sub-licenses through multiple tiers under the License pursuant to written sublicense agreements to its Affiliates and Third Parties listed in Annex 2.3(a). Such License sub-licensing shall become effective automatically upon written notification to LICENSOR.

(b)                       Any other grant of sub-licenses under the License shall require the prior written consent by LICENSOR, such written consent not to be unreasonably withheld.

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(c)                        Sublicense agreements, if any, shall be subject to and comply with all terms of this Agreement, and LICENSEE shall remain fully responsible for the compliance by any of the sub-licensees with all restrictions and other applicable terms set forth in this Agreement.

2.4                     Grantback License

(a)                       LICENSEE hereby grants to LICENSOR a royalty-free, perpetual, irrevocable, non-exclusive license, with full rights to grant sublicenses through multiple tiers, to use LICENSEE Product Technology and LICENSEE’s rights in Joint Product IP to Develop, Manufacture and Commercialize the Licensed Products and other products containing or comprising the Licensed Compound (i) in countries outside the Licensed Territory in the Field and (ii), subject to Section 2.2.3, worldwide in any indication outside the Field.

(b)                       For the avoidance of doubt, LICENSEE shall not Develop or Commercialize: (i) any Licensed Products outside the Licensed Territory; (ii) any Licensed Product outside the Field anywhere in the world except as specifically set forth in Section 2.2.3(d) above; or (iii) any Licensed Product containing an API not approved by the JSC in accordance with Section 11.5(e)(i).

(c)                        For the avoidance of doubt, subject to Section 14.4(b) only, LICENSOR shall not Commercialize or permit the Commercialization of any product within or outside the Licensed Territory using or referring to the Product Trademark.

2.5                     Retained Rights; Negative Covenants

Unless expressly provided for in this Agreement, this Agreement does not grant any right or license to a Party under any of the other Party’s IP or to the IP of Third Parties. LICENSEE agrees not to use the LICENSOR Product Technology and LICENSOR agrees not to use the LICENSEE Product Technology, in each case outside of the scope of the licenses granted herein.

2.6                     Diligence

The Parties hereby undertake to use Commercially Reasonable Efforts to contribute to the Development and Manufacturing of Licensed Products and the application, receipt and maintenance of regulatory approvals and approvals for reimbursement by healthcare insurance schemes for Licensed Products in the Field (and any Non-Field Indications in accordance with Section 2.2.3) in the Licensed Territory, all in accordance with the roles and responsibilities allocated to the Parties according to this Agreement.

3.                            Product Development

3.1                     Clinical Development Activities

(a)                       The Parties shall, at any time, cooperate in good faith and use all their Commercially Reasonable Efforts to pursue and complete their roles in the clinical Development activities of

Licensed Products as assigned to the Parties in the Clinical Development Plan with the goal of obtaining regulatory approvals in each of the Major Markets as well as any other jurisdiction within the Licensed Territory as mutually agreed by the Parties and is reasonably required to successfully exploit the License for the commercial benefit of both Parties.

(b)                       Subject to anything stated to the contrary, it shall be the role and responsibility of LICENSOR, with the due support of LICENSEE for the conduct of clinical trials and regulatory matters, to use Commercially Reasonable Efforts to perform, at LICENSOR’s cost, the clinical Development of the Existing Product for the Initial Indications (including the Phase III Clinical Trials for AKI and DGF) until completion of the first filing for and obtaining of regulatory approvals for the Initial Indications (which for clarity, may be conditional regulatory approvals or Subpart H Approvals) in each of the USA, EU, Switzerland and United Kingdom in accordance with the Clinical Development Plan. The cost for related post approval clinical Development activities shall be borne by the Parties in equal portions. LICENSEE shall, upon its discretion, with a right to use and reference the data of clinical studies used in LICENSOR’s Development activities, seek and obtain regulatory approvals for Licensed Products in jurisdictions within the Licensed Territory other than the Major Markets, at LICENSEE’s cost and in accordance with an amendment of the Clinical Development Plan approved by the JSC, and LICENSOR shall use Commercially Reasonably Efforts to provide technical support with respect to such activities at LICENSOR’s cost. The Development activities for Additional Indications or any Licensed Product other than the Existing Product, as well as the allocation of the costs in connection therewith, will be determined by the mutual agreement of the Parties and in accordance with an amendment of the Clinical Development Plan approved by the JSC. Clinical studies to be undertaken shall be jointly designed and directed by the Parties through discussions in the JDC and ultimate approval in the JSC as an amendment to the Clinical Development Plan, always acting reasonably and in good faith.

(c)                        Annex 3.1(c) sets forth in more detail the clinical development plan for the Existing Product for the Initial Indications as agreed upon execution of this Agreement, which includes the goals and timelines as well as the Parties’ roles, responsibilities and financing of all clinical Development activities for the Existing Product for the Initial Indications and the intended cooperation with the regulatory authorities in the USA and the EU (FDA and EMA) to get approvals for the Existing Product for the Initial Indications in due course (the Clinical Development Plan).

(d)                       The JDC may amend the Clinical Development Plan from time to time to cover Additional Indications and Non-Field Indications, as well as any Licensed Products that are not an Existing Product (i.e. different formulations or different API), in each case as such indication or product become eligible to be pursued in accordance with the terms and conditions of this Agreement. The JDC may also amend the Clinical Development Plan to include any additional technical and financial efforts by either of the Parties or the Parties jointly to achieve the best technical and regulatory basis for the exploitation of the License to the commercial benefit of both Parties. Each amended version will be, once approved by the

JSC in accordance with the decision-making rules set forth in Article 11, automatically considered as the applicable Clinical Development Plan under this Agreement. Any alterations to the clinical protocols or statistical analysis plans for clinical trials, which are determined by the JSC to be pivotal for registration in the EU or USA, or identified as intended to support changes to labeled indications, shall be reviewed and approved by the JSC in accordance with the decision-making rules set forth in Article 11.

(e)                        LICENSEE shall use Commercially Reasonable Efforts to contribute its clinical development expertise at its own cost.

(f)                         Taking into consideration LICENSEE’s payments to be effected under this Agreement, LICENSOR represents, warrants and covenants that it will, during the Term, have [****]  for LICENSOR to perform with Commercially Reasonable Efforts its roles and responsibilities and undertake all clinical Development activities for Initial Indications in line with the Clinical Development Plan existing as of the Effective Date, at its own cost as provided for.

(g)                        In the event that local clinical studies are conducted to obtain local regulatory approvals or admission to reimbursement by local healthcare insurance schemes for any of the Licensed Products in the Licensed Territory beyond the activities set forth in the Clinical Development Plan, such local clinical studies shall be added to the Clinical Development Plan by the JDC (subject to the approval by the JSC) and performed by LICENSEE at its own responsibility and cost in accordance with such amended Clinical Development Plan, however with LICENSOR applying Commercially Reasonable Efforts to support and contribute its experience at LICENSEE’s reasonable request and expense.

(h)                       For any clinical trials proposed and conducted by LICENSEE, LICENSOR shall have the right to use and reference the data of such clinical trials at no additional cost.

(i)                           Within [****] ([****]) days after the Effective Date, the Parties will enter into a separate safety data exchange agreement, which sets forth the Parties’ responsibilities for maintaining safety databases and safety and adverse event reporting obligations.

(j)                          If the FDA does not grant regulatory approval for the Existing Product for DGF (which for clarity, may be a conditional regulatory approval or Subpart H Approval) because the FDA rejects the endpoint used in the Phase III Clinical for the Existing Product for DGF as set forth in the Clinical Development Plan, then the Parties shall discuss in good faith whether to conduct an additional Phase III Clinical Trial for the Existing Product for DGF.  If LICENSEE notifies LICENSOR that LICENSEE does not desire to conduct such additional Phase III Clinical Trial, LICENSOR shall have the right to conduct such additional Phase III Clinical Trial independently and at its own expense (the Independent DGF Trial).  In such case,

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

LICENSEE shall have the set-off right pursuant to Section 7.2(b) and LICENSOR shall have the right (but not the obligation) to co-promote the Existing Product for DGF in the USA in accordance with the terms of a customary co-promotion agreement to be mutually agreed by the Parties, in which case LICENSEE shall pay to LICENSOR [****] . Such payments shall be in lieu of related Milestone and Royalty Payments and shall be payable for so long as there are sales of such Existing Product for DGF in the USA, and Net Sales for such Existing Product for DGF in the USA shall not be taken into account when calculating Milestone or Royalty Payments due.

3.2                     Technical Development Activities

(a)                       Subject to anything stated to the contrary, it shall be the role and responsibility of LICENSOR, with the due support of LICENSEE, to use Commercially Reasonable Efforts to perform and complete, at LICENSOR’S own cost, the drug substance and drug product Development of the Existing Product for the Initial Indications until and including the dossier filing for the first regulatory approvals (which for clarity, may be conditional regulatory approvals or Subpart H Approvals) in each of the USA, EU, Switzerland and United Kingdom in accordance with the Technical Development Plan and any further jurisdiction within the Licensed Territory as the Parties may agree from time to time. For clarity, LICENSOR shall only be responsible for the technical Development activities set forth in the Technical Development Plan, and LICENSEE shall be responsible for all other activities that are necessary for Commercialization of Licensed Products in the Field in the Licensed Territory.

(b)                       Annex 3.2(b) sets forth the obligations of LICENSOR with respect to the technical Development of the drug substance and drug product for the Existing Product for the Initial Indications up to production scale and fit for the intended dossier filing with the FDA and the EMA to obtain regulatory approvals by the FDA and EMA in due course (the Technical Development Plan). For clarity, LICENSOR shall have no obligations hereunder with respect to technical Development other than those set forth in the Technical Development Plan.

(c)                        The JTSC may amend the Technical Development Plan from time to time to cover any Additional Indications and Non-Field Indications, as well as any Licensed Product that is not an Existing Product, in each case as such indication or product become eligible to be pursued in accordance with the terms and conditions of this Agreement, and any such amended Technical Development Plan will also address the allocation of responsibilities and costs in connection therewith. In addition, the JTSC may also amend the Technical Development Plan to include any additional technical efforts by either of the Parties or the Parties jointly to achieve the best technical and regulatory basis for the exploitation of the License to the commercial benefit of both Parties. Each updated version, upon approval by

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

the JSC in accordance with the decision-making rules set forth in Article 11, will be automatically considered as the applicable Technical Development Plan under this Agreement.

(d)                       LICENSEE shall use Commercially Reasonable Efforts to contribute its technical development expertise at its own cost.

(e)                        Taking into consideration LICENSEE’s payments to be effected under this Agreement, LICENSOR represents and warrants that it will have [****]  for LICENSOR to perform with Commercially Reasonable Efforts its roles and responsibilities and undertake all technical development activities at its own cost as provided in the Technical Development Plan existing as of the Effective Date.

4.                            Regulatory Matters

(a)                       The regulatory strategy for the Licensed Compound and Licensed Products in the Field in the Licensed Territory shall be agreed by the Parties in good faith and with the aim of supporting the commercially successful exploitation of the License in the Licensed Territory, such agreement to be achieved and amended, where reasonably necessary, through discussions and final approvals in the JSC.

(b)                       Subject to the remainder of this paragraph (b), LICENSEE shall be responsible for preparing all dossiers for registration of Licensed Products in the Field in the Licensed Territory, with the LICENSOR’s support by contributing Licensed Product related content and subject matter expertise as required for the registration process. LICENSOR shall be responsible for, and shall use Commercially Reasonable Efforts, to prepare all dossiers for registration of the Existing Product (or another Licensed Product, if such other Licensed Product is the first to receive regulatory approval) for the Initial Indications in the USA, it being understood and agreed that [****]. The Parties agree to provide each other with all clinical and non-clinical data in the Field they generate or obtain in the course of their activities in appropriate technical formats as required to compile the relevant dossiers and as necessary for proactive preparation for procedural questions and requests for supplemental information related to registration activities.

(c)                        The lead regulatory responsibility for securing approvals in the USA shall be with LICENSOR, and the lead regulatory responsibility for securing approvals in all other countries in the Licensed Territory shall be with LICENSEE. The Parties acknowledge and agree that actual registrations and marketing authorizations need to be maintained in the name of the LICENSEE, its Affiliates or admitted sub-licensees. Thus, except in the event of a Non-Field Indication where LICENSOR is the commercialization Party, LICENSOR will transfer any NDA in the USA to LICENSEE or, upon request, to LICENSEE’s Affiliates or admitted sub-licensees once the initial NDA applications have been approved.

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

(d)                       Other than in the event of a Non-Field Indication where LICENSOR is the commercialization Party, the maintenance of registrations and marketing authorizations and the related contacts with the regulatory authorities for Licensed Products in the Licensed Territory shall be the responsibility of LICENSEE (or its determined Affiliates or sub-licensees) at its own cost. If requested by LICENSEE, LICENSOR shall use Commercially Reasonable Efforts to support such tasks by contributing its Licensed Product related expertise and knowledge.  LICENSOR shall have the right, but not the obligation, to review regulatory correspondence and participate in meetings for Licensed Products in the Licensed Territory if permitted by applicable law.

(e)                        Paragraph (d) shall apply mutatis mutandis with regard to reimbursement by local healthcare insurance schemes.

(f)                         Each Party agrees to inform the other Party duly in advance of any scheduled regulatory authority meetings, which are intended to seek advice on activities listed in the Clinical Development Plan, and the Parties shall share all documents, correspondences or meeting minutes upon request. Each Party shall make available to the other Party copies of all regulatory correspondence and shall permit the other Party to attend and participate in meetings with any regulatory authority (if permitted by such regulatory authority), in each case pertaining to any of the Licensed Products in the Licensed Territory.

(g)                        LICENSEE shall use Commercially Reasonable Efforts to contribute its regulatory expertise for preparing the dossier for registration of the Existing Product for the Initial Indications in the USA at its own cost.

5.                            Manufacturing and Supply

(a)                       The LICENSOR shall continue to use Commercially Reasonable Efforts, at its own cost, to conduct the drug substance and drug product Development for the Existing Product for the Initial Indications up to and until production scale in accordance with the Technical Development Plan.

(b)                       Subject to anything stated to the contrary, and subject to paragraph (a) in particular, the Manufacturing of Licensed Compound and Licensed Products for the exploitation of the License shall be the right and responsibility of LICENSEE at its own cost.

(c)                        Promptly after the Effective Date, the Parties will start discussions and good faith negotiations to consider and contemplate the execution of a supply agreement regulating the details of Manufacturing of Licensed Compound and Licensed Products by LICENSOR or jointly by the Parties until the transfer of Manufacturing responsibility to either LICENSEE or CMOs under LICENSEE’s control (the Supply Agreement). The Parties shall execute such Supply Agreement if and to the extent the Manufacturing of Licensed Compound and Licensed Products by LICENSOR will best contribute to a technically and commercially successful exploitation of the License to the commercial benefit of both Parties. In such case, the Supply Agreement must be finally agreed and executed by no later than [****]  ([****])  days prior to the first marketing authorization application for a Licensed Product in an Initial Indication submission in the USA or EU.

(d)                       Notwithstanding the immediately foregoing, the Parties shall use Commercially Reasonable Efforts to agree, within [****] ([****]) days of the Effective Date, on a Manufacturing strategy (including subsequent updates thereof) encompassing, without limitation, the following matters, such discussions and agreement to be conducted and achieved in the JTSC:

(i)                          To assure that all CMC related work and contributions by LICENSOR are conducted and completed in time so as to permit Parties to apply for and obtain regulatory approvals for Licensed Products in the Initial Indications;

(ii)                       To assure that the contributions of both Parties meet all quality and safety related requirements for Licensed Products to obtain regulatory approvals and reimbursement by local health insurance schemes in the Licensed Territory;

(iii)                    To assure that the Manufacturing of Licensed Products meet the quantity and quality requirements in accordance with LICENSEE’s business plans for the exploitation of Licensed Products under the License;

(iv)                   To assure LICENSOR’s Manufacturing activities until the transfer of the Manufacturing responsibility to either LICENSEE or CMOs under LICENSEE’s control;

(v)                      To assure the transfer of LICENSOR’s documented Know-How within the LICENSOR Product Technology to LICENSEE or CMOs controlled by LICENSEE in case of a transfer of Manufacturing responsibilities to such recipients;

(vi)                   To define the requirements for selection and contracting of CMOs;

(vii)                To assure the potential involvement of LICENSEE or its CMOs in the Manufacturing of the Licensed Product for sales by LICENSOR or its Affiliates or sub-licensees outside the Licensed Territory; and

(viii)             any other matter reasonably necessary or helpful to permit and facilitate best in class, professional and cost-effective Manufacturing of Licensed Products in the Licensed Territory throughout the Term.

(e)                        In each case, LICENSEE shall be given full and unlimited access to the LICENSOR Product Technology that is reasonably necessary or helpful to conduct or, as the case may be, supervise and direct the Manufacturing of Licensed Compound and Licensed Products.

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

(f)                         In case either Party will supply products to the other, the supplies will be subject to either the Supply Agreement or, in case no Supply Agreement being executed, to customary and mutually agreed supply agreement terms to be agreed by the Parties, and supplies shall be provided at [****] .

6.                            Commercialization

(a)                       Subject to anything stated to the contrary herein, LICENSEE shall be solely responsible, at its own cost and expense, for the Commercialization of Licensed Products in the Field in the Licensed Territory, including, without limitation, (i) commercial launch and pre-launch planning; (ii) market access and pricing; (iii) marketing and promotion activities; (iv) medical education and other medical activities for supporting sales such as publications, ad boards, etc.; (v) sales, logistics and distribution of Licensed Products; (vi) pre-sale and post-sale customer handling and support; (vii) order processing, invoicing and debt collection; and (viii) accounting for inventory and receivables.

(b)                       LICENSEE shall use Commercially Reasonable Efforts to (A) launch Licensed Products in the Field in each country or territory within the Licensed Territory for which it has received regulatory approval and, if applicable, pricing and reimbursement approval within [****] ([****]) months after obtaining such approval(s), provided that (i) such launch is consistent with LICENSEE’s exercise of Commercially Reasonable Efforts, and (ii) sufficient quantities of Licensed Products in good quality are available and (B) Commercialize such Licensed Products in such countries or territories thereafter. Such launches of Licensed Products are intended to take place in each Major Market, it being understood and agreed that LICENSEE may elect further countries within the Licensed Territory to launch and Commercialize Licensed Products. Notwithstanding the foregoing, LICENSEE shall not be obligated to launch Licensed Products in a particular country if it determines, in its sole discretion, that based on the pricing and reimbursement approval obtained for such country such launch would negatively affect the profitability of the Commercialization of Licensed Products in such or any other country in the Licensed Territory.

(c)                        In any case, LICENSOR will use Commercially Reasonable Efforts to fully support LICENSEE’s Commercialization activities and the commercially successful exploitation of the License at LICENSEE’s reasonable request.

(d)                       Any and all transactions with respect to the Commercialization of Licensed Products between LICENSEE and its Affiliates and sublicensees, on the one hand, and Fresenius Medical Care AG & Co. KGaA or any member of the Fresenius Medical Care group of companies, on the other hand, shall be on arm’s-length terms.

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

7.                            Financial Consideration

7.1                     Overview

As financial consideration for the grant of rights hereunder, LICENSEE shall effect an Upfront Fee (Section 7.2) and make certain Milestone Payments (Section 7.3) and Royalty Payments (Section 7.4).

7.2                     Upfront Fee and Equity Investment

(a)                       Within [****]  ([****]) days of the Effective Date, LICENSEE shall pay to LICENSOR a one-time and, subject to set-offs as set forth immediately hereinafter, non-refundable Upfront Fee of USD 30,000,000 (thirty million US Dollars) in cash to LICENSOR.

(b)                       In case (and only in case) that [****] LICENSEE shall have the right to set-off against Royalty Payments becoming due under this Agreement up to and until [****] of the Upfront Fee have been set off. For clarity, LICENSEE shall have the right to exercise this foregoing set-off [****]

(c)                        LICENSEE shall purchase USD 30,000,000 (thirty million US Dollars) worth of LICENSOR’s shares during LICENSOR’s next equity financing on the same terms and conditions as participating institutional investors in such financing in accordance with a stock purchase agreement executed separately and independently from this Agreement, subject to such equity financing generating a total amount of at least USD [****] ([****]) (including LICENSEE’s investment committed immediately hereafter)

7.3                     Milestone Payments

During the Term, LICENSEE shall make non-refundable payments to LICENSOR, subject to the first achievement of certain milestone events, as follows:

(a)                      Clinical Milestone Payment:

Upon the first patient enrolled in a Phase III Clinical Trial for AKI, LICENSEE will make a Clinical Milestone Payment of USD 20,000,000 (twenty million US Dollars). [****]

(b)                      Commercial Milestone Payments.

(i)                          Upon [****], LICENSEE will make a Commercial Milestone Payment based on [****] according to the following scheme: [****]

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

(ii)                       Upon [****] , LICENSEE will make a Commercial Milestone Payment based on [****] according to the following scheme: [****]

(iii)                     [****] LICENSEE will make a Commercial Milestone Payment [****] according to the following scheme: [****]

(iv)                    [****] LICENSEE will make a Commercial Milestone Payment [****] according to the following scheme: [****]

(v)                       LICENSEE shall notify LICENSOR of the achievement of each milestone event described in this Section 7.3(b) within [****] ([****]) days following such achievement.

(vi)                   Notwithstanding anything to the contrary in Section 7.3(b)(iii) and Section 7.3(b)(iv), [****]

(c)                        Sales Milestone Payments for sales generated in the USA.

Upon the occurrence of each of the following milestone events, LICENSEE will make a Sales Milestone Payment as follows:

(i)                          Annual Net Sales in the USA exceeding USD 300 million: USD 100 million (one hundred million US Dollars);

(ii)                        Annual Net Sales in the USA exceeding USD [****]: [****];

(iii)                     Annual Net Sales in the USA exceeding USD [****]: [****]; and

(iv)                    Annual Net Sales in the USA exceeding US dollars 1,000 million: USD 450 million (four hundred and fifty million US Dollars).

For the avoidance of doubt, each such Sales Milestone Payment will be paid once upon the occurrence of any of the milestone thresholds and the Sales Milestone Payments are additive, such that if more than one milestone threshold is achieved in the same Calendar Year, then the Sales Milestone Payments for all such achieved milestone thresholds are due and payable. LICENSEE will pay all Sales Milestone Payments within [****] ([****]) days following the end of the Calendar Year in which the applicable milestone thresholds are achieved.

(d)                      Additional Sales Milestone Payments for Sales generated in the Licensed Territory excluding the US.

Upon the occurrence of each of the following milestone events, LICENSEE will make additional Sales Milestone Payments as follows:

(i)                          Annual Net Sales in the Licensed Territory excluding USA exceeding USD 250 million: USD 75 million (seventy-five million US Dollars);

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

(ii)                        Annual Net Sales in the Licensed Territory excluding USA exceeding USD [****]: [****] ;

(iii)                     Annual Net Sales in the Licensed Territory excluding USA exceeding USD [****]: [****]; and

(iv)                    Annual Net Sales in the Licensed Territory excluding USA exceeding USD 550 million: USD 200 million (two hundred US Dollars).

For the avoidance of doubt, each such Sales Milestone Payment will be paid once upon the occurrence of any of the related milestone thresholds and the Sales Milestone Payments are additive, such that if more than one milestone threshold is achieved in the same Calendar Year, then the Sales Milestone Payments for all such achieved milestone thresholds are due and payable. LICENSEE will pay all Sales Milestone Payments within [****] ([****]) days following the end of the Calendar Quarter in which there occurs the first achievement of the applicable milestone.

7.4                     Royalties

During the Royalty Term on a county-by-country basis and subject to the following, LICENSEE shall pay to LICENSOR royalties on annual Net Sales as follows (the Royalty Payments):

(a)                       Royalty Payments for sales in the USA.

LICENSEE shall pay to LICENSOR the following Royalty Payments on aggregate Net Sales of Licensed Products in the USA during a Calendar Year:

(i)                          Annual Net Sales below USD 100 million: 10%;

(ii)                       Annual Net Sales between USD 100 million and USD 200 million: 15%;

(iii)                    Annual Net Sales between USD 200 million and USD 500 million: 22%;

(iv)                   Annual Net Sales above USD 500 million: 40%.

(b)                       Royalty Payments for sales in the Licensed Territory excluding the USA.

LICENSEE shall pay to LICENSOR the following Royalty Payments on aggregate Net Sales of Licensed Products in all countries in the Licensed Territory combined excluding the USA during a Calendar Year:

(i)                          Annual Net Sales below USD 50 million: 10%;

(ii)                       Annual Net Sales between USD 50 million and USD 100 million: 15%;

(iii)                    Annual Net Sales between USD 100 million and USD 250 million: 22%;

(iv)                   Annual Net Sales above USD 250 million: 40%.

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

(c)                        Royalty rates as set forth above are applicable for Net Sales in the respective country (USA and each country in the rest of the Licensed Territory) and royalty rate tier even if the aggregate Net Sales reach more than one such tier in any Calendar Year. By way of example, [****] .

(d)                       Subject to anything stated to the contrary, and further subject to set-offs as set forth herein, Royalty Payments shall be calculated and paid on total annual Net Sales of Licensed Products in the USA and in each country of the rest of the Licensed Territory during the applicable Royalty Term, respectively, and are to be paid during the entire Royalty Term per country and with reductions, if any, to be determined on a country-by-country and Licensed Product-by-Licensed Product basis as follows:

(i)                          The Royalty Term in each country in the Licensed Territory for each Licensed Product shall start with the First Commercial Sale of a Licensed Product in such country and expire at the latest of (i) expiration of all Licensed Patents covering the composition of matter of such Licensed Product or method of use for such Licensed Product that has obtained regulatory approval in such country, (ii) expiration of all regulatory and data exclusivity applicable to a Licensed Product in such country, or (iii) the tenth (10th) anniversary of the date of the First Commercial Sale of the Licensed Product in such country. After expiry of the Royalty Term for a given Licensed Product in a given country, further sales in such country will not generate Royalty Payments any longer.

(ii)                       For all sales in each country, the owed Royalty Payments during the applicable Royalty Term shall be reduced by [****] following the first launch of a Generic Product where all Generic Products have annual sales in an amount of [****] or more of the total combined sales generated for such Generic Products and its related Licensed Product in such country. If, during the applicable Royalty Term, all Licensed Patents covering a Licensed Product have expired in a country but the foregoing generic entry sales requirement has not occurred, Royalty Payments shall be reduced by [****] only for the remainder of the Royalty Term for such country.

(e)                        Should it become necessary for LICENSEE or any of its Affiliates or sub-licensees to pay royalties to Third Parties in any country within the Licensed Territory in consideration for a license under Patents Controlled by such Third Parties that cover [****] (the Third Party License Cost), [****] of such Third Party License Cost shall be credited and set-off against Royalty Payments hereunder, provided that annual Royalty Payments shall not be reduced by more than [****] to set-off against Third Party License Cost. Thus, if [****] of Third Party License Costs exceeds [****] of an annual Royalty Payment due, set-offs will be continued

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

in consecutive Calendar Years until the total amount of such set-offs has reached [****] of the total Third Party License Cost.

(f)                         Notwithstanding anything to the contrary, in no event shall the reductions or set-offs set forth in Section 7.4(d)(ii) and 7.4(e) cause the total royalties payable to LICENSOR in any Calendar Quarter to be reduced by more than [****]  ([****]) of the amount that would otherwise be due without giving effect to Section 7.4(d)(ii) and 7.4(e).

(g)                        [****]

7.5                     Currency Conversion

All payments of Milestone Payments and Royalty Payments shall be calculated and effected in USD. Where conversion from any foreign currency shall be required, unless stated otherwise in this Agreement, such conversion shall be made on a Calendar Quarter to Calendar Quarter basis at the rates of exchange commonly used by LICENSEE for the applicable Calendar Quarter.

7.6                     Reporting, Invoicing and Payment Terms

(a)                       LICENSEE shall render account of its Net Sales on a Calendar Quarter basis within [****] ([****]) days after the Calendar Quarter’s end. Each report shall include following information for each Calendar Quarter (the Quarterly Report):

(i)                          Countries of sales; number of Licensed Products sold (per country);

(ii)                       exchange rates used in determining the amount of USD;

(iii)                     total gross sales and Net Sales;

(iv)                    royalty rate applied in accordance with Section 7.4;

(v)                       total gross Royalty Payments in USD;

(vi)                    Deductions according to the Net Sales definition;

(vii)                 net Royalty Payments, Commercial Milestone Payments and Sales Milestone Payments actually owed and to be paid to LICENSOR.

(b)                       LICENSOR shall issue VAT correct invoices for each of the payments to be made by LICENSEE. An invoice for the upfront fee pursuant to Section 7.2(a) shall be issued immediately after the Effective Date. Invoices for the Clinical Milestone Payments shall be issued within [****] ([****]) days of the occurrence of the triggering event. Invoices for Commercial Milestone Payments shall be issued within [****] ([****]) days of notification by LICENSEE of achievement of the applicable milestone event. Invoices for Sales Milestone Payments

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

and Royalty Payments shall be issued within [****]  ([****]) days of receipt of the applicable Quarterly Report.

(c)                        All invoices duly issued shall be paid within [****] ([****]) days of receipt.

7.7                     Taxation

(a)                       All amounts to be paid by LICENSEE hereunder are being understood and agreed as net of VAT. Applicable VAT are to be duly calculated, accounted for and added to the fee amounts on the invoices. If VAT is owed, VAT shall be added to the applicable net amount owed. The Parties shall cooperate and exercise their Commercially Reasonable Efforts to allow, to the extent possible under applicable laws and regulations, recovery of any such VAT paid. In particular, LICENSOR shall provide invoices in accordance with applicable VAT law and any other documentation reasonably required by LICENSEE to obtain a refund of such VAT.

(b)                       All amounts to be paid hereunder shall be paid after all deductions and withholdings for royalty and other income taxes and levies owed by LICENSOR as required by law or any governmental agency in any country having jurisdiction. If the applicable law requires any such deduction or withholding, LICENSEE shall pay to LICENSOR the applicable gross amount after deduction or withholding as duly reported and accounted for by LICENSEE, provided however, that if as a result of LICENSEE assigning this Agreement to a Third Party or changing its domicile, additional withholding taxes become due that would not have otherwise been due hereunder with respect to this Agreement, LICENSEE shall be responsible for all such additional withholding taxes and shall pay LICENSOR such amounts as are necessary to ensure that LICENSOR receives the same amount as it would have received had the applicable LICENSEE made such payment itself, absent a change of domicile.

(c)                        The Parties shall cooperate and exercise their Commercially Reasonable Efforts to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of applicable double tax treaties. The Parties shall furnish each other with the best available evidence on the application of double tax treaties applicable and of payment whenever LICENSEE is to deduct such tax from any payments due.

(d)                       If VAT is owed, VAT shall be added to the applicable net amount owed. The Parties shall cooperate and exercise their Commercially Reasonable Efforts to allow, to the extent possible under applicable laws and regulations, recovery of any such VAT paid. In particular, LICENSOR shall provide invoices in accordance with applicable VAT law and any other documentation reasonably required by LICENSEE to obtain a refund of such VAT.

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

7.8                     Books and Records; Audits

(a)                       LICENSEE shall keep and shall cause its Affiliates and sub-licensees to keep full and accurate accounting records related to the Net Sales in sufficient detail and in compliance with internationally recognised accounting standards. Accounting records, together with all necessary supporting data, shall be kept for not less than [****]  ([****]) years.

(b)                       Upon reasonable notice to LICENSEE, LICENSOR shall have the right to have an independent certified public accountant selected by LICENSOR and reasonably acceptable to LICENSEE to audit during office hours, on a confidential basis, LICENSEE’s, its Affiliates’ and sub-licensees’ records pertaining to Net Sales to verify all payments made hereunder; provided, however, that such audit shall not (a) take place more frequently than once in a Calendar Year, or (b) cover records for more than the preceding [****] ([****]) years. For the avoidance of doubt, each annual record can be audited once only.

(c)                        The results of the examination shall be final and binding on the Parties. An adjustment in payments paid shall be made upon demonstration of any underpayment or overpayment.

(d)                       The fees and expenses of an audit shall be borne by LICENSOR; provided, however, that if an audit reveals that LICENSEE underpaid by more than [****], then LICENSEE shall, in addition to paying immediately to LICENSOR any such shortfall, reimburse LICENSOR for the cost of such audit.

8.                            Intellectual Property Rights

8.1                     In General

(a)                       Subject to the following, each Party shall apply for, hold and maintain all IP it has developed or created or will develop or create during the Term. Notwithstanding the generality of the immediately foregoing, LICENSOR will prosecute, own and maintain all IP in the LICENSOR Product Technology, including, without limitation, Licensed Patents, and LICENSEE will prosecute, own and maintain all IP in the LICENSEE Product Technology and all IP in Product Trademarks.

(b)                       Ownership of all inventions made under this Agreement shall be based on inventorship, as determined in accordance with the rules of inventorship under USA patent laws. If the Parties jointly make an invention under this Agreement (the Joint Product Development), the IP in such Joint Product Development (Joint Product IP) will be jointly owned by the Parties at equal proportions, it being understood and agreed that Joint Product Developments shall be used in accordance with this Agreement only, and each Party shall be free to use Joint Product Developments and Joint Product IP in its own name and at its own discretion

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

against no consideration to be paid to the other after the expiry or termination of this Agreement.

(c)                        If the control over either the LICENSOR or the LICENSEE or LICENSOR’s or LICENSEE’s business relating to the grant or exploitation of the License is acquired by a Third Party during the term of this Agreement, the technology of the acquirer shall be excluded from the licenses herein, except for any technology the acquirer chooses to apply to the Product.

(d)                       All rights and licenses granted under or pursuant to any Section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the Bankruptcy Code), or any comparable law outside the USA, licenses of rights to intellectual property as defined in Section 101(35A) of the Bankruptcy Code. Each of the Parties will retain and may fully exercise all of its respective rights and elections under the Bankruptcy Code and any comparable law outside the USA. Each Party agrees that the other Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any other provisions of applicable law outside the USA that provide similar protection for IP.

(e)                        IP matters will be handled by the Joint IP Committee in accordance with Section 11.4 to the extent consistent with this Article 8.

8.2                     IP Prosecution and Enforcement

(a)                       [****]  shall have the first right, but not the obligation, to prosecute and maintain all Licensed Patents and Patents within the Joint Product IP (Joint Patents), provided, however, that [****] shall consult with [****] within the Joint IP Committee prior to any decision to abandon or limit the prosecution of Licensed Patents or Joint Patents with a view of maintaining adequate patent protection of Licensed Products and their Commercialization. [****] shall duly coordinate with [****] the selection of countries in which Patents shall be filed (such as a national phase entry into the Territory of a Patent Cooperation Treaty (PCT) application) and any patent claims amendment that may have a major impact on the scope or strength of protection. If reasonably requested by [****], [****] shall provide reasonable assistance and support to [****] in the above prosecution and maintenance activities. LICENSOR shall be responsible for 100% of the costs to prosecute and maintain the Licensed Patents, and LICENSOR and LICENSEE shall each be responsible for 50% of the costs to prosecute and maintain the Joint Patents, in each case pursuant to this Section 8.2(a).

(b)                       If [****] declines to file patent applications or decides that it is no longer interested in maintaining or prosecuting a particular Licensed Patent or Joint Patent in the Licensed Territory

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during the Term, then it will promptly advise [****] of its decision, however, at least [****] ([****]) days in advance of any statutory bar or other deadline that would result in the loss of such Licensed Patent or Joint Patent. [****]  may, upon written notice to [****], assume such prosecution and maintenance at its sole expense and discretion. [****] will cooperate, upon [****]’s reasonable request and expense, in connection with the prosecution of all related patent applications, including providing technical expertise, technical data, prosecution history and other relevant expertise.

(c)                        If LICENSEE declines to file Patents within the LICENSEE Product Technology or decides that it is no longer interested in maintaining or prosecuting a particular LICENSEE Product Technology Patent in the Licensed Territory during the Term, then it will promptly advise LICENSOR of this decision, however, at least forty-five ([****]) [****] in advance of any statutory bar or other deadline that would result in the loss of such LICENSEE Product Technology Patent. LICENSOR may, upon written notice to LICENSEE, assume such prosecution and maintenance at its sole expense and discretion. LICENSEE will cooperate, upon LICENSOR’s reasonable request and expense, in connection with the prosecution of all related patent applications, including providing technical expertise, technical data, prosecution history and other relevant expertise.

(d)                       European Unitary Patent System: With regard to any Licensed Patents and Patents, if any, that are LICENSEE Product Technology or Joint Product IP that would fall under the new European Unitary Patent System, the Party prosecuting such Patents will elect the opt-out option unless the Parties agree otherwise.

(e)                        Patent Term Extensions: The Party prosecuting Licensed Patents or Patents that are LICENSEE Product Technology or Joint Product IP will be responsible for applying for patent term extensions, including supplementary protection certificates and any other extensions such as paediatric extensions, that are now available or become available during the Term and that become available directly as a result of the regulatory approval of a Licensed Product; provided that the prosecuting Party will consult with the other Party with respect to such decisions and will consider the comments and concerns of the other Party in good faith; and further provided that [****].

(f)                         Notice: Each Party shall promptly report in writing to the other Party any known or reasonably suspected infringement or unauthorized use or misappropriation of any of the Licensed Patents, Joint Product IP, or any IP in LICENSEE Product Technology or LICENSOR Product Technology, of which such Party becomes aware and shall provide the other Party with all evidence in its possession regarding such known or suspected infringement or unauthorized use (to the extent able to be disclosed).

(g)                        Initial Right to Enforce: LICENSOR shall have the first right, but not the obligation, to initiate a lawsuit or take other reasonable action to enforce Licensed Patents, or Joint Product IP

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or any IP in LICENSOR Product Technology with respect to an infringement or unauthorized use by a Third Party in the Licensed Territory (a Field Infringement). LICENSOR shall consult with LICENSEE and give good faith consideration to any reasonable objection from LICENSEE regarding LICENSOR’s proposed course of action prior to initiating any such lawsuit or other enforcement action asserting any such Licensed Patent or Joint Product IP or any IP in LICENSOR Product Technology against a Field Infringement in the Licensed Territory. LICENSEE shall reasonably cooperate and allow to be involved in the prosecution of any such suit or other action against a Field Infringement, including joining any action as party-plaintiff at LICENSOR’s request if needed for LICENSOR to have standing to bring such suit; provided, that LICENSOR shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) incurred at LICENSOR’s request and actually incurred by LICENSEE in connection with such cooperation. LICENSOR shall keep LICENSEE reasonably informed and involved regarding the prosecution, strategy, settlement discussions and results of any such enforcement suit or action (including in any case, a detailed update at least once per Calendar Quarter or via the Joint IP Committee).

(h)                       Step-In Right: If LICENSOR does not initiate a lawsuit or take other reasonable action intended to cause a Field Infringement to cease and obtain remedies for the harm resulting therefrom within [****]  ([****]) days of notice provided pursuant to paragraph (f), then LICENSEE shall have the right, but not the obligation, to initiate such lawsuit or take such other action, after providing [****] ([****]) days’ notice to LICENSOR and giving good faith consideration to the LICENSOR’s reason(s) for not initiating a lawsuit or taking other action. For this purpose, LICENSOR shall cooperate in the prosecution of such suit as may be reasonably requested by LICENSEE. LICENSEE shall keep LICENSOR reasonably informed and involved regarding the prosecution, strategy, settlement discussions and results of any such enforcement suit or action (including in any case, a detailed update at least once per Calendar Quarter or via the Joint IP Committee).

(i)                           ANDA Para IV: In case of an ANDA Challenge (under the Drug Price Competition and Patent Term Restoration Act of 1984 and under Section 505(j) of the Federal Food, Drug, and Cosmetic Act of 1938), it shall be [****] responsibility and obligation to initiate the lawsuit within [****] ([****]) days following the ANDA Challenge notification date, if any Licensed Patent or Joint Product IP listed in the Orange Book would be infringed or suspected to be infringed by an ANDA Challenge filer. [****] and [****] shall immediately consult and cooperate fully to determine a course of action, including but not limited to, the commencement of legal action by [****] or both of [****] and [****] to terminate any Infringement of a Licensed Patent or Patent within the Joint Product IP or LICENSEE Product Technology Patent. [****] shall actively be involved and cooperate in the prosecution of any such suit, including settlement discussions. Subject to the immediately following, [****] shall bear all the pre-suit

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legal costs (dispute preparation) and the suit legal costs (costs associated with the litigation law firm, appointed experts, experts’ reports, or analytical tests) and its full own fact discovery costs. [****] will reimburse [****] for a reasonable portion of the pre-suit and suit legal costs, [****]. Such reimbursement shall amount to [****]  of the pre-suit and suit legal costs in maximum. In order to be prepared to defend against ANDA Challenges at any time, the Joint IP Committee will determine a common patent litigation firm (litigation counsel) and coordinate the defence strategy with the appointed patent litigation firm including patent settlement negotiations. LICENSOR and LICENSEE shall bear their own internal and out-of-pocket costs incurred by their activities and support provided in or for the joint defence team. The joint defence team shall be operational at the latest [****] months after the first FDA marketing approval (i.e. [****] months prior to the first possible ANDA Challenge filing).

(j)                          Conduct of Certain Actions; Costs: Subject to paragraph 8.2(i), the Party initiating legal action against a Field Infringement shall discuss with the other Party but have the final right to select the counsel for any suit initiated by it. The initiating Party shall bear its own internal and out-of-pocket costs incurred in any such legal action, including the fees and expenses of the counsel selected by it. The other Party shall have the right to participate and be represented in any such legal action (in cases where such other Party has standing) by its own counsel at its own expense.

(k)                       Recoveries: Any amount recovered in any action or settlement of any action against a Field Infringement in the Licensed Territory shall be allocated first to reimburse on a pro-rata basis each Party’s actual out-of-pocket costs (including reasonable attorneys’ fees and expenses) incurred in such action, and any amount remaining (Remainder) shall be allocated as follows: [****]

8.3                     Infringement of Third Party’s Patents

Each Party shall notify the other Party promptly if, to its knowledge, a Third Party owns or obtains in any country within the Licensed Territory a Patent which claims the same or substantially same subject matter as any pending or issued claim of Licensed Patents, LICENSOR Product Technology, LICENSEE Product Technology or Joint Product IP, and the Parties agree to use Commercially Reasonable Efforts to consult and agree with each other in good faith as to how to best address this issue. In the event of litigation commenced by the Third Party, each Party shall control its own defence at its own expense, subject to Section 9.4.

8.4                     Product Trademarks

LICENSEE shall at its own costs determine, apply for, register and maintain Product Trademarks and monitor infringement and enforce its rights to Product Trademarks. LICENSEE shall keep

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informed the Joint IP Committee of all of its actions and activities in such respect. For the avoidance of doubt, it shall be LICENSEE’s unrestricted right to determine any tasks of prosecution and enforcement strategies with regard to Product Trademarks.

9.                            Representations and Warranties; Indemnities

9.1                     Representations and Warranties by either Party

Each Party represents, warrants and covenants to the other that:

(a)                       it has the authority and right to enter into and perform this Agreement and grant the rights embodied herein and, as of the Effective Date, it is not aware of any legal impediment that could inhibit its ability to perform its obligations under this Agreement;

(b)                       its execution, delivery and performance of this Agreement does not constitute a breach of any order, judgment, agreement or instrument to which it is a party or to which it or a Licensed Product is otherwise bound;

(c)                        it is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(d)                       it has duly executed and delivered this Agreement, this Agreement is the binding obligation of such Party and is enforceable in accordance with its terms;

(e)                        as of the Effective Date, no consent of any Third Party is required for such Party to grant the License and other rights to the other Party under this Agreement or to perform its obligations hereunder;

(f)                         it will not, after the Effective Date, enter into any written or oral contractual obligation with any Third Party that would conflict with the obligations that arise on its part out of this Agreement;

(g)                        in performing under this Agreement, it and its Affiliates agree to comply with all applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended from time to time, and any anti-corruption laws in the Licensed Territory;

(h)                       it has not been debarred by the FDA, EMA or any other governmental agency and is not the subject of a conviction by such agency;

(i)                           it has been and will, during the Term, be in compliance with all applicable global trade laws, including, without limitation, those related to import controls, export controls or economic sanctions, and it will cause each of its Affiliates to remain in compliance with the same during the Term; and

(j)                          it will comply with all applicable law in performing its activities hereunder.

9.2                     Representations and Warranties by LICENSOR

LICENSOR represents, warrants and covenants to LICENSEE that:

(a)                       LICENSOR is the direct legal and beneficial owner of or Controls the Licensed Patents and owns or Controls all other IP in LICENSOR Product Technology and, to the Reasonably Best Knowledge of LICENSOR with respect to Know-How within the LICENSOR Product Technology, such Licensed Patents and IP are free and clear of all liens, charges and encumbrances;

(b)                       LICENSOR has obtained or will use Commercially Reasonable Efforts to obtain from all Third Parties that have performed or will perform Development and Manufacturing activities for Licensed Compound or Licensed Products on behalf of LICENSOR an assignment or license of IP developed in the course of such activities by such Third Parties sufficient to enable LICENSOR and LICENSEE to carry out their respective activities and perform their obligations under this Agreement;

(c)                        as of the Effective Date, all of the Licensed Patents have been duly filed and prosecuted in the applicable countries in the Licensed Territory;

(d)                       as of the Effective Date, all applicable filing, maintenance and other fees to pursue and maintain Licensed Patents have been timely paid, and Licensed Patents are in full force and effect;

(e)                        to LICENSOR’s Reasonably Best Knowledge, there is, as of the Effective Date, no pending or threatened re-examination, opposition, interference, inter partes review or claim challenging the inventorship, ownership, validity, enforceability or patentability of the Licensed Patents or other litigation or proceeding relating to any of the Licensed Patents;

(f)                         as of the Effective Date, to LICENSOR’s Reasonably Best Knowledge, there are no pending or threatened litigations or IP prosecution proceedings relating to any of Third Party Patents and other IP licensed to LICENSOR for the purposes of the Development, Manufacture or Commercialization of the Licensed Compound or Exiting Product;

(g)                        as of the Effective Date, to LICENSOR’s Reasonably Best Knowledge, the Development and Commercialization of the Licensed Compound in the Licensed Territory does not infringe any valid Patent or other IP of any Third Party;

(h)                       to LICENSOR’s Reasonably Best Knowledge, the conception, development and reduction to practice of the LICENSOR Product Technology has, as of the Effective Date, not constituted or involved, and will not constitute or involve the misappropriation of IP of any Third Party or the infringement of the Patents of any Third Party;

(i)                           as of the Effective Date, LICENSOR has not assigned, transferred, conveyed, granted rights to a Third Party or otherwise encumbered its right, title and interest in Licensed Patents in a manner inconsistent with the License granted under this Agreement; and

(j)                          regulatory approvals necessary or favourable for the Commercialization of the Licensed Compound and Licensed Products in the Field in the USA, EU, Switzerland and United Kingdom under the lead or control of, and as obtained by, LICENSOR under this Agreement have been and will be, during the Term, applied for and obtained in due processes in accordance with applicable laws.

9.3                     Claim Notification and No Other Warranties

(a)                       Notifications of or claims for misrepresentations or breaches of warranties may be made, raised and filed at any time during the Term.

(b)                       EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES ABOVE, EACH PARTY HEREBY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS, WARRANTIES AND COVENANTS, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL FURTHER REPRESENTATIONS, WARRANTIES AND COVENANTS, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

9.4                     Indemnities

(a)                       Each Party (Indemnifying Party) shall indemnify, defend and hold harmless the other Party, its Affiliates, sub-licensees and assigns and its and their officers, directors, employees, agents and representatives (Indemnitees) from and against any and all liabilities, claims, demands, actions and suits, losses, damages, costs, and expenses (including reasonable attorneys’ fees) (together referred to as Losses) arising out of any claim brought by a Third Party against an Indemnitee to the extent attributable to (i) the Development or Commercialization of any Licensed Product in the Licensed Territory by or on behalf of the Indemnifying Party, its Affiliates or any of its or their licensees or sub-licensees or (ii) the Indemnifying Party’s breach of warranty or misrepresentation under this Agreement or any other breach of contract under this Agreement; provided that the Indemnifying Party shall not be required to indemnify any Indemnitee for Losses to the extent that any of the Indemnitee’s gross negligence or wilful misconduct or breach of this Agreement has contributed to the Losses.

(b)                       Notwithstanding the generality of paragraph (a), LICENSOR shall, at any time during the Term, use Commercially Reasonable Efforts to obtain licenses, with the right to grant sub-licenses to LICENSEE, under IP of Third Parties to the extent necessary for the Manufacture and Commercialization by LICENSEE of the Licensed Compound or any Licensed Product as permitted under this Agreement. LICENSOR shall bear the costs associated with obtaining and sub-licensing to LICENSEE any such licenses, subject to Section 7.4(e) in case licenses of Third Parties are granted to LICENSEE directly. [****] .

(c)                        As a condition to a Party’s right to receive indemnification under this Section 9.4, it shall:

(i)                          notify the Indemnifying Party promptly upon becoming aware of a claim for which indemnification may be sought pursuant hereto (but in no event later than [****] ([****]) days after such awareness, being understood that any failure to make or delay in making such notification shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure or delay);

(i)                          cooperate with the Indemnifying Party in the defence, compromise or settlement of such claim; and

(ii)                       permit the Indemnifying Party to control the defense, compromise or settlement of such claim including the right to select defence counsel, it being understood and agreed, however, that the Indemnifying Party will not compromise or settle any indemnified claim without the prior written consent of the Indemnitee, such consent not to be unreasonably withheld, conditioned or delayed.

(d)                       [****]

10.                     Limitations of Liability

(a)                       Each Party shall be liable to the other to compensate, subject to paragraph (c), damage caused by any breach of its obligations under this Agreement in accordance with applicable laws. [****]

(b)                       Nothing in this Agreement shall exclude or limit a Party’s liability in the case of:

(i)                           fraud, willful misconduct or willful or fraudulent misrepresentation; or

(ii)                        breach of confidentiality provisions or provisions on the exclusivity of the License.

(c)                        Subject to paragraphs (a) and (b), neither Party nor any of its Affiliates shall be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for any consequential, incidental, special, punitive, exemplary or indirect loss or damage, loss of profits, loss of business or loss of goodwill; provided, however, that this paragraph (c) shall not be construed to limit either Party’s indemnification obligations under Section 9.4.

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11.                     Governance and Compliance

11.1              Joint Steering Committee (JSC)

(a)                       As of the Effective Date, the Parties establish a Joint Steering Committee (the JSC), which shall have the responsibilities for overall coordination and oversight of the activities of the Parties under this Agreement and (as applicable) the Supply Agreement.

(b)                       The JSC’s competencies and responsibilities shall include:

(i)                          discussing and agreeing on indications in the Field in the Licensed Territory to be pursued in Development of products containing or comprising the Licensed Compound in accordance with Section 2.2.2;

(ii)                        reviewing, commenting on, and (when acceptable) approving the Clinical Development Plan and Technical Development Plan (including any proposed amendments or modifications thereto);

(iii)                     exchanging appropriate information about the Development and Commercialization of the Licensed Products under this Agreement; and

(iv)                    otherwise reviewing and discussing each Party’s activities under this Agreement as needed to ensure efficient and effective progress towards achieving the goals and intention of the Agreement.

(c)                        The JSC can establish additional committees as it deems necessary to manage the business under the Agreement, which committees shall have the responsibilities and authority as designated by the JSC and shall be subject to the direct oversight and control of the JSC.

(d)                       The JSC may also have such other authority or make such other decisions as may be delegated to the JSC in any provision of this Agreement or any further written agreement of the Parties.

11.2              Joint Development Committee (JDC)

(a)                       As of the Effective Date, the Parties establish a Joint Development Committee (the JDC), which shall have the responsibilities for overall coordination and oversight of the clinical Development activities of the Parties under this Agreement.

(b)                       The JDC shall be subject to the direct oversight and control of the JSC. Further, the JDC shall closely coordinate its activities with those of the JTSC and engage in a regular exchange of information, data and views accordingly.

(c)                        The JDC’s competencies and responsibilities shall include:

(i)                          coordinating communication and operations regarding the clinical Development of, and the making of regulatory filings for, Licensed Products in the Licensed Territory in order to obtain regulatory approvals as permitted under this Agreement;

(ii)                       preparing the Clinical Development Plan (including any regulatory filing contemplated therein), and any amendments or modifications thereto, for review and approval by the JSC;

(iii)                    discussing and establishing a regulatory strategy (and updates thereto) for Licensed Products in the Field in the Licensed Territory Developed under this Agreement, for review and comment and, when acceptable, approval by the JSC;

(iv)                   exchanging appropriate information about the clinical Development of the Licensed Products;

(v)                      reviewing and discussing any regulatory, scientific and medical aspects of clinical trials (including, but not limited to, Phase IV Clinical Trials) in the Licensed Territory, including but not limited to protocols and synopsis for such clinical trials;

(vi)                   discussing and recommending to the JSC for approval if appropriate any changes to the Licensed Product (including any formulation change) for use in the Field in the Licensed Territory;

(vii)                reviewing progress reports on clinical Development results and providing direction and comments to the Alliance Managers regarding clinical Development tasks and strategy; and

(viii)             facilitating the flow of information between the Parties with respect to clinical Development activities under this Agreement being conducted for Licensed Products and facilitating exchange of data and results arising in clinical trials.

(d)                       The JDC may also have such other authority or make such other decisions as may be delegated to the JDC by any provision of this Agreement and by written agreement of the Parties.

11.3              Joint Technical Steering Committee (JTSC)

(a)                       As of the Effective Date, the Parties establish a Joint Technical Steering Committee (the JTSC), which shall have the responsibilities for overall coordination and oversight of the technical development and manufacturing and supply activities of the Parties under this Agreement.

(b)                       The JTSC shall be subject to the direct oversight and control of the JSC. Further, the JTSC shall closely coordinate its activities with those of the JDC and engage in a regular exchange of information, data and views accordingly.

(c)                        The JTSC’s competencies and responsibilities shall include:

(i)                          coordinating communication and operations regarding the technical Development and Manufacturing of the Licensed Compound and Licensed Products under this Agreement;

(ii)                       preparing the Technical Development Plan, and any amendments or modifications thereto, for review and approval by the JSC;

(iii)                    advising and supporting the Parties with respect to the decisions regarding Manufacturing of the Licensed Compound and Licensed Products, if applicable, the negotiation and execution of the Supply Agreement;

(iv)                   exchanging appropriate information about the technical Development and Manufacturing of the Licensed Compound and Licensed Products under this Agreement;

(v)                      reviewing progress reports on technical Development and Manufacturing results and providing direction and comments to the Alliance Managers regarding technical Development and Manufacturing tasks and strategy; and

(vi)                   facilitating the flow of information between the Parties with respect to technical Development activities being conducted under this Agreement for the Licensed Compound and Licensed Products and facilitating exchange of data and results arising in clinical trials as relevant for the technical Development or Manufacturing of the Licensed Compound and Licensed Products under this Agreement.

(d)                      The JTSC may also have such other authority or make such other decisions as may be delegated to the JTSC by any provision of this Agreement and by written agreement of the Parties.

11.4              Joint IP Committee

(a)                       As of the Effective Date, the Parties establish a Joint IP Committee, which shall coordinate, without limiting the Parties’ autonomy and discretion in handling its own IP, all IP prosecution and IP enforcement activities with a view to optimizing the IP protection of the Licensed Compound and the Licensed Products Developed and Commercialized under this Agreement throughout the Licensed Territory.

(b)                       To ensure optimized IP protection for the Licensed Compound and the Licensed Products Developed and Commercialized under this Agreement within the Licensed Territory, the Joint IP Committee shall:

(i)                          discuss the IP activities and strategies relating to the Licensed Patents, Joint Product IP, LICENSEE Product Technology, other IP in the LICENSOR Product Technology, or life cycle management strategies;

(ii)                       review the clinical Development activities (NDA applications including product characterization, product specification and label wording, dossiers filing timelines, marketing approval dates) to ensure alignment with any affected patent claims, patent strategies and life cycle management strategies; and

(iii)                      discuss on global IP enforcement strategies, litigation activities and strategies including settlements.

(c)                        For clarity, the Joint IP Committee will serve as a forum to exchange, review and discuss information related to IP matters and to coordinate the activities of the Parties with respect thereto but the Joint IP Committee shall have no decision-making authority.

11.5              Committees’ Organisation and Decision-Making

(a)                       As soon as reasonably possible after the Effective Date, each Party shall designate, in its sole discretion, an equal number of individuals (which shall be [****]  ([****]) members per Party with respect to the JSC) to serve as members of the JSC, JDC, JTSC and Joint IP Committee, each with the requisite experience and seniority to prepare or make decisions on behalf of the Parties with respect to issues falling within the responsibility of such committees.

(b)                       The JSC, JDC and JTSC shall meet at least once per Calendar Quarter (in person, or by teleconference), or as otherwise agreed by the Parties. The Joint IP Committee shall meet as often as required to perform its tasks.

(c)                        Promptly following formation of the JSC, JDC, JTSC and Joint IP Committee, each Party shall nominate one of its members as a co-chair of such committee. The co-chairpersons shall be responsible for agreeing on and circulating to all members an agenda for each meeting at least [****] ([****]) days before each meeting. The co-chairpersons shall also be responsible, on an alternating basis, for preparing reasonably detailed accurate written minutes of each meeting, setting forth in reasonable detail all matters discussed and all decisions made and actions taken, within [****] ([****]) days after the meeting.

(d)                       Each Party may invite non-voting representatives to attend committee meetings; provided that such Party provides advance notice to the other Party of such attendance, and such representatives are bound by the confidentiality provisions of this Agreement.

(e)                        The JSC, JDC and JTSC shall make decisions or take actions only with the unanimous consent of the Parties with each Party having collectively one (1) vote. The members shall use reasonably best efforts to reach agreement on all matters requiring a decision or action. If, despite such efforts, agreement on a particular matter cannot be reached within [****] ([****]) Business Days after the committee first considers such matter (or such shorter time as may be reasonably required in the circumstances), then either Party shall have the right to refer such issue to the Senior Executives of each Party for discussion and resolution by good faith negotiations during a period of [****] ([****]) Business Days. Any final decision

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mutually agreed to by the Senior Executives shall be conclusive and binding on the Parties. If such issue has not been resolved by the Senior Executives within such [****]  ([****]) Business Day period, then:

(i)                          LICENSOR shall have the final decision-making authority to the extent that such particular matter relates to (i) [****]; (ii) [****]; (iii) [****]; (iv) [****]; and (v) [****];

(ii)                       LICENSEE shall have final decision-making authority to the extent that such particular matter relates to (i) [****], (ii) [****], and (iii) [****];

(iii)                    any other matter that is not described in sub-paragraph (i) or (ii) above shall be deadlocked and neither Party shall have final decision-making authority with respect thereto, and such dispute shall, subject to Section 2.2.3(f)(iii), be resolved by dispute resolution in accordance with Sections 15.10.1 and 15.10.4.

(f)                         Notwithstanding anything to the contrary, neither Party shall have the right in connection with exercising its final decision-making authority to obligate the other Party to commit to any additional material obligations beyond what has been previously agreed in writing by the Parties (including incurring any additional costs or committing any additional resources).

(g)                        For clarity, neither of the committees shall have any authority to amend, modify, waive or interpret the provisions of this Agreement.

11.6              Alliance Managers

(a)                       Promptly after the Effective Date, each Party shall appoint one of its employees, who is significantly involved on a managerial level for Development, Manufacture or Commercialization of the Licensed Products under this Agreement, as such Party’s alliance manager (each an Alliance Manager).

(b)                       The Alliance Managers shall serve to coordinate and facilitate day-to-day communication between the Parties about and exchange relevant information and progress on each Party’s Development or Commercialization activities hereunder.

(c)                        Each Party shall ensure that its Alliance Manager is reasonably available for meeting or discussions with the other Alliance Manager and cooperates reasonably in all such communications and information exchange.

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11.7              Compliance

The Parties commit to conduct their business at all times in a fair and lawful manner and agree to comply with all applicable laws including the USA Foreign Corrupt Practices Act, the UK Bribery Act, as amended, as well as similar applicable laws in the Licensed Territory.

12.                     Covenant Not to Compete

(a)                       During the applicable Royalty Term in each country, neither Party nor any of its Affiliates shall, directly or indirectly, promote, market, sell or otherwise Commercialize any Competing Product in the Field in the Licensed Territory, or facilitate a Third Party in the conduct of such activities, without the prior written consent of the other Party, and, during the Term, LICENSEE shall not promote, market or sell, or enter into any agreement to promote or support the Commercialization of any Competing Product outside of the Licensed Territory without the prior written consent of LICENSOR.

(b)                       The foregoing paragraph (a) shall not prohibit a Third Party with which a Party undergoes a Change of Control after the Effective Date to become a new direct or indirect controlling Affiliate of such Party from engaging in the Commercialization of a Competing Product (Acquiror Competing Program), provided that either:

(i)                           such Party effectively and sustainably segregates all LICENSOR Product Technology, LICENSEE Product Technology and Confidential Information related to any activities under this Agreement in a manner that prevents such new Affiliate from having access and prevents its use in connection with the Acquiror Competing Program; or

(ii)                        the Acquiror Competing Program is divested within [****]  ([****]) months of the closing of the Change of Control if the other Party so requests, and, in any case and from the outset (until divestiture, if requested) is operated and managed by the new Affiliate separately from any personnel or resources of such Party or its other Affiliates that were or are utilized or involved in the Commercialization of any Licensed Product.

(c)                        The provisions of this Section shall have no force or effect in any country where, and to the extent, such provisions contravene any applicable antitrust or antimonopoly law.

13.                     Confidentiality and Public Announcements

(a)                       Each Party shall keep strictly confidential all Confidential Information obtained from or about the other Party, and it shall have its officers and employees adhere to such duty.

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(b)                       Each Party agrees (i) to keep and maintain Confidential Information received from the other in strict trust and confidence; (ii) to not disclose Confidential Information of the Disclosing Party to any Third Party without the prior written consent of the Disclosing Party except as is required by mandatory statutes, a court or governmental order or the rules of any stock exchange on which a Party’s shares are listed or are to be listed. Notwithstanding the foregoing, each Party may disclose the terms of this Agreement and any reports delivered hereunder to its investors, potential investors and shareholders, and actual and potential contracting parties including Affiliates and sub-licensees under and subject to the terms of a non-disclosure agreement no less stringent than the terms of this Article 13, provided that the length of confidentiality obligations shall be based on commercially reasonable industry standards for such disclosures.

(c)                        In the event that a disclosure of Confidential Information becomes necessary or required under applicable laws or court or governmental orders, and such disclosure is not otherwise permitted under this Agreement, the Receiving Party requested to disclose shall give to the Disclosing Party the greatest practical prior written notice so as to permit the latter to take all possible action to safeguard its rights in Confidential Information.

(d)                       The obligations of the Parties relating to Confidential Information shall expire [****] ([****]) years after termination or expiry of this Agreement, except that obligations of the Parties relating to Confidential Information deemed trade secrets shall survive termination or expiry of this Agreement for an unlimited period of time for as long as they remain trade secrets.

(e)                        Each Party shall be as careful to preserve the confidential nature of the other Party’s Confidential Information as it is with its own proprietary information.

(f)                         Subject to any statutory disclosure requirements and paragraphs (g) and (h) below, neither Party shall make any public announcement concerning the transactions contemplated herein or make any public statement which includes the name of the other Party or any of its Affiliates, or otherwise use the name of the other Party or any of its Affiliates in any public statement or document without the written consent of the other Party. Notwithstanding the foregoing, the Parties will issue joint or unilateral press releases upon the execution of this Agreement, which have been agreed to in advance and the Parties shall have the right to repeat any information disclosed in such press releases in any subsequent press release or other public disclosure so long as such information remains accurate at the time of such disclosure.

(g)                        The Parties acknowledge that either or both Parties or their Affiliates may be obligated to file under applicable laws a copy of this Agreement with governmental authorities, including, without limitation, the U.S. Securities and Exchange Commission. Each Party and its Affiliates shall be entitled to make such a required filing, provided that it requests confidential treatment of the commercial terms and sensitive technical terms hereof to the extent

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

such confidential treatment is reasonably available. In the event of any such filing, each Party will provide the other Party with a copy of this Agreement marked to show provisions for which such Party or its Affiliate intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s timely comments thereon to the extent consistent with the applicable legal requirements, with respect to the filing Party or Affiliate, governing disclosure of material agreements and material information that must be publicly filed.

(h)                       Each Party acknowledges that the other Party or its Affiliates may be legally required to make public disclosures (including in filings with the governmental authorities) of certain terms of or material developments or material information generated under this Agreement and agrees that each Party and its Affiliates may make such disclosures as required by applicable law, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and shall reasonably consider the other Party’s timely comments thereon to the extent consistent with the applicable legal requirements with respect to the disclosing Party or its Affiliate.

(i)                           The Parties acknowledge and agree that LICENSOR shall have the right to disclose publicly (including on its website): (i) the commencement, progress, status, completion and key results of each clinical trial conducted under this Agreement; (ii) the receipt of any Milestone Payments under this Agreement; and (iii) regulatory approval of any Licensed Product. For each such disclosure, unless LICENSOR otherwise has the right to make such disclosure under this Article 13, LICENSOR shall provide LICENSEE with a draft of such disclosure at least [****] ([****]) days prior to its intended release for LICENSEE’s review and comment, and shall consider LICENSEE’s comments in good faith. If LICENSOR does not receive comments from LICENSEE within [****] ([****]) days, LICENSOR shall have the right to make such disclosure without further delay.

14.                     Term and Termination

14.1              Effective Date

This Agreement shall enter into effect on the Effective Date.

14.2              Term

This Agreement shall remain in effect until the expiration of the last to expire Royalty Term, or until earlier termination of the Agreement pursuant to Section 14.3 (the Term).

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14.3              Termination

(a)                       Upon the earlier of (i) the acceptance for filing of an NDA covering Licensed Products filed with the FDA (after completion of the Phase III Clinical Trial), or (ii) the third anniversary of the Effective Date, LICENSEE may terminate this Agreement in its entirety, or in part only with respect to particular countries within the Licensed Territory, by providing written notice to LICENSOR thereof, which termination will be effective 12 months following the date of such notice; provided, however, that such 12 month notice period may be shortened by mutual agreement of the Parties.

(b)                       Notwithstanding any other remedies and sanctions available to it, either Party may terminate this Agreement upon written notice to the other Party in the event the other Party materially breaches this Agreement and fails to cure such breach, if curable, within sixty (60) days after receipt of written notice of breach from the non-breaching Party requesting the remedy of the breach and expressly threatening to terminate the Agreement in case of failure to remedy. In case of incurable breach of contract, the right to terminate arises with the breach immediately and is to be exercised within ninety (90) days of the date upon which the non-breaching Party has been made aware of such breach.

(c)                        In the event of a material breach by LICENSOR pursuant to Section 14.3(b) of LICENSOR’s obligations to Develop the Existing Product pursuant to Article 3 under the Clinical Development Plan or the Technical Development Plan or to Manufacture Licensed Compound or Licensed Products pursuant to Article 5 up and until the transfer of Manufacturing responsibility to either LICENSEE or CMOs under LICENSEE’s control, which material breach pertains to a subset of the Major Markets, in lieu of terminating the Agreement, but in accordance with the procedure set forth in Section 14.3(b), LICENSEE may opt to exclude the countries within the Major Markets from LICENSOR’s Development or Manufacture obligations under Article 3 or Article 5 (and if the breach applies to the Major Markets of the EU, the excluded countries may be all of the EU) (the Partial Termination). LICENSEE shall determine the so excluded countries in its notice of Partial Termination. Pertaining to the excluded countries, LICENSEE will not any longer provide Development services, but LICENSEE will continue Development for such countries on its own and at its own costs as of Partial Termination. The remainder of the Agreement shall continue to apply, with the Parties conducting Development for countries not excluded pursuant to Article 3 with each of the Parties’ respective roles, provided that the Royalty Payments for the Commercialization of Licensed Products in the excluded countries being reduced by [****] ([****]) as of Partial Termination.

(d)                       This Agreement may be terminated upon written notice by either Party if (i) the other makes a general assignment for the benefit of creditors; (ii) the other files any petition, or commences any proceeding voluntarily, for any relief under any bankruptcy or insolvency laws or any law relating to the relief of debtors and does not withdraw such petition or proceeding

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

within sixty (60) days; (iii) the other consents to the entry of an order in an involuntary bankruptcy or insolvency case; (iv) the other is the subject of an order or decree for relief against it by a court of competent jurisdiction in an involuntary case under any bankruptcy or insolvency laws or any law relating to the relief of debtors, which order or decree is unstayed and in effect for a period of sixty (60) days; or (v) the other is subject to appointment, with or without its consent, of any receiver, liquidator, custodian, assignee, trustee, sequestrator or other similar official of such other Party or any substantial part of its property who is not discharged within sixty (60) days after appointment.

14.4              Effects of Termination

(a)                       Upon expiry of this Agreement for the expiration of all Royalty Terms, both Parties shall be free to further Develop, Manufacture and Commercialize the Licensed Compound and Licensed Products within the Field and in the Licensed Territory without requiring the approval of or rendering account to the other, and LICENSEE shall automatically be granted an irrevocable, non-exclusive, royalty-free and fully paid up license to make use of LICENSOR Product Technology and LICENSOR’s rights to Joint Product IP to Develop, Manufacture and Commercialize the Licensed Compound and Licensed Products within the Field and in the Licensed Territory. Upon any termination of this Agreement in a country in the Licensed Territory (Terminated Country) or in its entirety, the License granted shall terminate in such Terminated Country (or in its entirety in the case of termination of this Agreement in its entirety) and LICENSEE shall not further Develop, Manufacture or Commercialize any Licensed Compound or Licensed Product in such Terminated Country (or in any country in the Licensed Territory in the case of termination of this Agreement in its entirety), subject to paragraph (c).

(b)                       Notwithstanding the foregoing, in case of termination of the Agreement by LICENSOR for cause or by LICENSEE for any reason pursuant to Section 14.3, LICENSEE shall, upon request, assign and transfer to LICENSOR, at LICENSOR’s cost, all or any part of Product Trademarks, and LICENSOR shall be free to further Develop, Manufacture and Commercialize the Licensed Compound and Licensed Products within the Field and in the Licensed Territory under the assigned Product Trademarks, and LICENSOR shall automatically be granted an irrevocable, exclusive, royalty-free and fully paid up license to make use of LICENSEE Product Technology and LICENSEE’s rights in Joint Product IP to Develop, Manufacture and Commercialize Licensed Products within the Field and in the Licensed Territory. In case such assignment is effected following the termination of the Agreement by LICENSOR for cause, the fair market value of the assigned Product Trademark(s) shall be deducted from any amount of awarded claims, if any, for damages LICENSOR may pursue for LICENSEE’s alleged breach of contract.

(c)                        Upon termination of the Agreement by LICENSOR for cause prior to the expiry of all Royalty Terms, LICENSEE and its Affiliates and sub-licensees shall be permitted to continue sales of Licensed Products in the Field in the Licensed Territory during a period of [****] days of termination of the Agreement, provided, however, that the sale of such Licensed Products

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will be subject to the terms of this Agreement including, but not limited to, the payments due and at the rates provided herein and the rendering of account in connection therewith.

(d)                       The termination or expiry of this Agreement for whatever reason shall not relieve the Parties of any obligations accruing prior thereto and shall be without prejudice to the rights and remedies of either Party with respect to the breach of any of the provisions of this Agreement.

(e)                        Sections 2.4, 7.5, 7.6, 7.7, 7.8, 8.1(b), 8.1(d), 9.3(b) 9.4(a), 9.4(c), 9.4(d), and 14.4, Articles 10, 13, and 15, and, solely with respect to any amounts that have accrued prior to the effective date of expiration or termination of this Agreement or during any sell-off period under Section 14.4(c), Sections 7.3 and 7.4shall survive any expiry or termination of this Agreement.

15.                     Final Provisions

15.1              Entire Agreement

This Agreement, including the Annexes and any other documents referred to herein, constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof, and shall supersede all prior and contemporaneous oral and written agreements or understandings of the Parties relating hereto. All references to this Agreement shall be deemed to include the Annexes hereto.

15.2              Independent Contractor

The relationship of the Parties is that of independent contractors. In no event shall either Party hold itself out to others or allow itself to be considered the agent, employee, or representative of the other Party.

15.3              Written Form

The termination and any changes or amendments of this Agreement, including the waiver of any provisions, are effective only if made in writing and signed by both Parties. This also applies to a waiver of this formal requirement.

15.4              Severability

In the event that any provision, clause or application of this Agreement is invalidated or unenforceable for any reason whatsoever, this Agreement shall remain binding and in full force and effect except for such invalidated or unenforceable provision, clause or application. The Parties agree to use all Commercially Reasonable Efforts to substitute any provision that shall be illegal or unenforceable in good faith by another suitable provision, which maintains the economic purpose and the intent originally pursued by them.

15.5              Assignment

Subject to anything stated to the contrary herein, other than to an Affiliate or to a Party’s successor to all or substantially all of the business or assets to which this Agreement relates (including in connection with any company merger, company trade sale, sale of stock, sale of assets or other similar transaction), neither this Agreement nor any interest herein shall be assignable or otherwise transferable by a Party without the other Party’s prior written consent. Any permitted assignment shall be binding on the successors, heirs and assigns of the assigning Party, and any permitted assignee shall assume all obligations of its assignor under this Agreement. Except for assignments made with the consent of the other Party, the assignor shall remain responsible for performance of this Agreement by the assignee; provided, however that if a Party seeks to make an assignment to an Affiliate or successor, the other Party shall not unreasonably withhold such consent.  Any assignment or attempted assignment by a Party in violation of the terms of this Section 15.5 shall be null and void.

15.6              Notices

(a)                       All notices hereunder shall be in writing and shall be delivered personally, mailed by overnight delivery, registered or certified mail, postage prepaid, mailed by express mail service or given by facsimile, to the following addresses of the respective Parties:

if to LICENSEE:	Vifor (International) Ltd.
Rechenstrasse 37
CH-9014 St. Gallen (Switzerland)
Attn: Chief Executive Officer
Facsimile: ***

with a copy to	Vifor (International) Ltd.
Rechenstrasse 37
CH-9014 St. Gallen (Switzerland)
Attn: Group General Counsel
Facsimile: ***

if to LICENSOR:	Angion Biomedica Corp.
51 Charles Lindbergh Boulevard
Uniondale, New York 11553
Attn: Chief Executive Officer

with a copy to:	Angion Biomedica Corp.
51 Charles Lindbergh Boulevard
Uniondale, New York 11553
Attn: General Counsel

or any substitute address or facsimile number as a Party may notify to the other Party in accordance with the above by not less than five days’ notice.

(b)                       Notices shall be effective upon receipt if personally delivered, on the third Business Day following the date of mailing if sent by certified or registered mail, and on the second Business Day following the date of delivery to the express mail service if sent by express mail, or the date of transmission if sent by facsimile. A Party may change its address listed above by written notice to the other Party.

15.7              Force Majeure

Any delay in the performance of any of the duties or obligations of either Party under this Agreement caused by an event outside the affected Party’s reasonable control shall not be considered a breach of this Agreement, and the time required for performance shall be extended for a period equal to the period of such delay. Such events shall include acts of God; acts of terrorism; pandemics and epidemics, riots; embargoes; fires; explosions; earthquakes; and floods. The Party so affected shall give prompt notice to the other Party of such cause and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.

15.8              Waiver

No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of the Parties. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

15.9              Governing Law

This Agreement shall be governed by and construed in accordance with the substantive laws of New York, and applicable federal laws of the USA and with the exclusion of the Vienna Convention on the International Sale of Goods dated April 11, 1980.

15.10       Dispute Resolution

15.10.1                                   Seeking Consensus

(a)                       If any dispute or issue between the Parties arises out of, in connection with or related to this Agreement, including disputes over the interpretation, performance, enforcement or breach of this Agreement, then upon the written request of either Party, the matter shall be referred to the Senior Executives, who shall meet in a good faith effort to resolve the dispute.

(b)                       Any final decision mutually agreed to by the Senior Executives shall be conclusive and binding on the Parties.

(c)                        If the Senior Executives are not able to agree on the resolution of any such dispute within [****] ([****]) days (or such other period of time as mutually agreed by the Senior Executives) after such dispute was first referred to them, then such dispute shall be resolved (if at all), subject to Section 11.5(e), pursuant to the provisions of Sections 15.10.2 and 15.10.4.

15.10.2                                   Arbitration

(a)                      Subject to Section 15.10.4, any dispute that is not resolved pursuant to Section 15.10.1 shall be finally settled by arbitration in accordance with the then-current rules of the International Chamber of Commerce (the “Rules”) by [****] ([****]) arbitrators selected in accordance with the Rules (subject to the Parties’ right to agree on a single arbitrator). The seat of arbitration shall be located in New York City, New York, USA. The language to be used in the arbitral proceedings will be English. Any situation not expressly covered by this Agreement shall be decided in accordance with the Rules.

(b)                       The arbitrators shall issue a reasoned opinion following a full comprehensive hearing, no later than [****] ([****]) months following the selection of the arbitrators as provided for in paragraph (a) unless the Parties jointly request an extension or the arbitrators determine in a reasoned decision that the interest of justice or the complexity of the case requires that such limit be extended.

(c)                        Any award shall be promptly paid in USD free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by applicable law, be charged against the Party resisting enforcement. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this paragraph (c), and agrees that judgment may be entered in any court of competent jurisdiction and the Parties hereby consent to the jurisdiction of such court for purposes of enforcement of such award.

(d)                       The arbitration proceeding shall be confidential and the arbitrators shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by applicable law, no Party shall make (or instruct the arbitrators to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrators, except (i) as required in connection with the enforcement of such award, (ii) as otherwise required by applicable law or regulation requiring a Party to fulfil a legal duty or protect or pursue a legal right, (iii) with the consent of both Parties, or (iv) where such information is already in the public domain other than as a result of a breach of this clause.

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15.10.3                                   Injunctive Relief

Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief, including specific performance, from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing arbitration proceeding. In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of Patents or other IP or the confusing similarity of trademarks, and no such claim shall be subject to arbitration pursuant to Section 15.10.2.

15.10.4                                   Baseball Arbitration as to Particular Disputes

If a dispute arises under Section 11.5(e)(iii), and such dispute is not resolved by the Senior Executives under Section 15.10.1, within [****] ([****]) days of the dispute being referred to them, then either Party may have such dispute resolved by “baseball arbitration” in accordance with the following provisions, by sending written notice of such arbitration:

(a)                      Promptly following receipt of any notice requiring dispute resolution pursuant to this Section 15.10.4, the Parties shall meet and discuss in good faith and agree on an expert panel of [****] individuals to resolve the issue, which expert panel shall be neutral and independent of both Parties and all of their respective Affiliates, shall have significant experience and expertise in the negotiating and operating under license agreements in the pharmaceutical industry, and in preparing or operating under commercialization plans, and shall have some experience in mediating or arbitrating issues relating to such agreements.  If the Parties cannot agree on such expert panel within [****] ([****]) days of request by a Party for arbitration, then each Party shall select [****] ([****]) [****] for such panel and the [****] ([****]) experts selected by the Parties shall select a [****] expert for the panel, provided that all such [****] ([****]) experts must meet the foregoing criteria.

(b)                       Within [****] ([****]) days after the panel of arbitrators are selected (or appointed, as the case may be), each Party will deliver to both the expert panel and the other Party a detailed written proposal setting forth its proposed detailed commercial plan (or amendment or modification to, as applicable) to resolve the matter at issue in the dispute (the Proposed Terms of the Party) and a memorandum (the Support Memorandum) in support thereof, not exceeding thirty (30) pages (double spaced) in length.  The Parties will also provide the expert panel a copy of this Agreement, as may be amended at such time.

(c)                        Within [****] ([****]) days after receipt of the other Party’s Proposed Terms and Support Memorandum, each Party may submit to the expert panel (with a copy to the other Party) a response to the other Party’s Support Memorandum, such response not exceeding fifteen (15) pages (double spaced) in length.  Neither Party may have any other communications (either written or oral) with the expert panel other than for the sole purpose of engaging the

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

expert panel or as expressly permitted in this Section 15.10.4; provided that the expert panel may convene a hearing if the expert panel so chooses to ask questions of the Parties and hear oral argument and discussion regarding each Party’s Proposed Terms.

(d)                       Within [****] ([****]) days after the expert panel’s receipt of both Party’s Proposed Terms, the expert panel will select one of the two Proposed Terms (without modification) provided by the Parties that the expert panel believes is most consistent with the intention underlying and agreed principles set forth in this Agreement.  The decision of the expert panel shall be final, binding, and unappealable.  The expert panel must select as the only method to resolve the dispute at issue one of the two sets of Proposed Terms, and may not combine elements of both Proposed Terms or award any other relief or take any other action.

15.11       Interpretation

The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. Unless the context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Annexes); (e) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or”; (f) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; and (i) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof. Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection.  Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement, shall be in the English language.

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

15.12       Counterparts

This Agreement may be executed in counterparts, including by transmission of facsimile or PDF copies of signature pages to the Parties or their representative legal counsel, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

{Signature Page Follows}

Execution Copy

Confidential

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed on its behalf by its duly authorized representatives as of the Effective Date.

ANGION BIOMEDICA CORP.

/s/ Jay Venkatesan
Jay Venkatesan
Chief Executive Officer

VIFOR (INTERNATIONAL) LTD.

/s/ Stefan Schulze
Stefan Schulze
Chief Executive Officer

/s/ Christoph Springer
Dr. Christoph Springer
Chief Strategy Officer

[Signature Page to the License Agreement]

Annex 1 to License Agreement between Angion and Vifor

Annex 1

Definitions

As used in this Agreement and in any of the Annexes thereto in capitalized form, the terms set forth below shall have the following meaning, irrespective of whether used in the singular or plural. To the extent terms are also defined in one or several Sections of the Agreement and discrepancies in definitions occur, the definitions set forth in this Annex 1 shall prevail.

Acquiror Competing Program shall have the meaning set forth in Section 12(b).

Additional Indication shall have the meaning set forth in Section 2.2.1(b).

Admitted Non-Field Products shall have the meaning set forth in Section 2.2.3(b).

Affiliate shall mean, with regards to a Party, any legal entity that directly or indirectly controls, is controlled by, or is under common control with the Party, where “control” as used in this definition means the sole or common direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise. The Parties acknowledge and agree that, for the purposes of this Agreement, Vifor Fresenius Medical Care Renal Pharma Ltd., with its registered offices at Rechenstrasse 37, CH 9014 St. Gallen, Switzerland, shall be considered an Affiliate of LICENSEE so long as it meets the definition set forth herein or LICENSEE retains at least a 50% interest in the income of Vifor Fresenius Medical Care Renal Pharma Ltd. Notwithstanding the foregoing, the Affiliates of LICENSEE will not include Fresenius Medical Care AG & Co. KGaA or any member of the Fresenius Medical Care group of companies.

Agreement shall mean this present License Agreement with its Annexes, as amended in accordance with its terms.

AKI shall mean acute kidney injury associated with cardiac surgery involving cardiopulmonary bypass.

Alliance Manager shall have the meaning set forth in Section 11.6(a).

Alternative Formulation shall mean a formulation (e.g., dosage form, dosage strength or PK profile to minimize substitution risk) of any product or therapy which is, contains or comprises the Licensed Compound in any preparation, formulation, or dosage form thereof that has the Licensed Compound or any derivatives thereof, including but not limited to prodrug, salts or crystal forms of the Licensed Compound as an API therein used for Non-Field Indications and different from formulations then used for indications under clinical development or being Commercialized by LICENSEE within the Field in the Licensed Territory at the time of LICENSOR’s presentation to the JSC of such formulation pursuant to Section 2.2.3(a).

ANDA Challenge shall mean the filing by a generic drug manufacturer of an abbreviated new drug application with the FDA, under the Drug Price Competition and Patent Term Restoration

Act of 1984, certifying that its drug either does not infringe the brand drug patents or that those patents are not enforceable.

Annex shall mean any of the numbered Annexes to this Agreement.

API shall mean active pharmaceutical ingredient, which is also commonly referred to as drug substance.

Bankruptcy Code shall have the meaning set forth in Section 8.1(d).

Business Day shall mean a day other than a Saturday or Sunday or other day on which commercial banks in Zurich Switzerland or New York, New York, USA are authorized or required by law to close.

Calendar Quarter shall mean the four quarters of a Calendar Year, each Calendar Quarter starting on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and the last Calendar Quarter of the Term shall end on the last day of the Term.

Calendar Year shall mean the period beginning on January 1 and ending on December 31, except for the first Calendar Year of the Term that shall begin on the Effective Date and end on December 31 of the year during which the Effective Date occurs, and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Terms.

Change of Control shall mean any of the following events: (a) a merger, consolidation, share purchase or other transaction of a Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation; (b) any Third Party (or group of Third Parties acting in concert) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the equity securities then outstanding of a Party normally entitled to vote in elections of directors, whether through merger, consolidation, share purchase or otherwise; or (c) a Party conveys, transfers or sells all or substantially all of its assets to any Third Party.  Notwithstanding the foregoing, any transaction or series of transactions effected for the primary purpose of financing the operations of a Party or changing the form or jurisdiction of organization of a Party will not be deemed a “Change of Control” for purposes of this Agreement.

Clinical Milestone Payment shall have the meaning set forth in Section 7.3(a).

Clinical Development Plan shall have the meaning set forth in Section 3.1(c).

CMC stands for chemistry, manufacturing and control and shall mean the industry standard to appropriately manufacture a pharmaceutical or biologic specific manufacturing process, product characteristics, and product testing must be defined in order to ensure that the product is safe, effective and consistent between batches.

CMO shall mean a contracting manufacturing organization.

2

COGS stands for Cost of Goods Sold and shall mean [****].

Commercial Milestone Payments shall have the meaning set forth in Section 7.3(b).

Commercialization or to Commercialize shall mean any activity directed to obtaining marketing, pricing or reimbursement approvals for and promoting, marketing, storing, offering to sell, selling, shipping, distributing, importing and exporting Licensed Products. For clarity, Commercialization excludes Manufacturing.

Commercially Reasonable Efforts shall mean, with respect to particular efforts to be expended by a Party with respect to any objective, including, without limitation, development, seeking regulatory approval or reimbursement approval, manufacturing and supplying of the Licensed Products and Commercialization under the Agreement, [****], in each case taking into account the relevant factors in effect at the time such efforts are expended.

Competing Product shall mean any pharmaceutical product, other than the Licensed Products, containing a HGF mimetic other than the Licensed Compound.

Confidential Information shall mean any and all information, data or know-how, whether technical or non-technical, oral or written, that is disclosed by one Party or its Affiliates (Disclosing Party) to the other Party or its Affiliates (Receiving Party). Confidential Information shall not include any information, data or know-how that:

(a)                      as reasonably evidenced by the Receiving Party, was generally available to the public at the time of disclosure, or becomes available to the public after disclosure by the Disclosing Party other than through fault (whether by action or inaction) of the Receiving Party or its Affiliates,

(b)                      is evidenced by the Receiving Party’s written records to have been already known to the Receiving Party or its Affiliates prior to its receipt from the Disclosing Party,

(c)                        is obtained at any time lawfully from a Third Party under circumstances permitting its use or disclosure, as reasonably evidenced by the Receiving Party,

(d)                       is developed independently by the Receiving Party or its Affiliates as evidenced by written records other than through knowledge of or access to Confidential Information,

(e)                        is required to be disclosed by the Receiving Party or its Affiliates to comply with a court or administrative order provided the Receiving Party or its Affiliates furnishes prompt notice (in no event less than [****] Business Days) to the Disclosing Party of such required disclosure and reasonably cooperates with the Disclosing Party to enable it to resist such disclosure, provided however that the exception in this sub-paragraph (e) shall apply only for the purpose of complying with such court or administrative order and that, for the avoidance of doubt, such disclosed information shall otherwise remain Confidential Information, or

(f)                         is approved in writing by the Disclosing Party for release by the Receiving Party.

The terms of this Agreement shall be deemed Confidential Information of both Parties.

   [****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

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Controlled shall mean, with respect to any IP that a Party has the legal authority or right (whether by ownership, license or otherwise) to grant a license, sublicense, access or right to use (as applicable) under such IP to the other Party on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party. Cognates of the word “Controlled” shall have correlative meanings.

Develop or Development shall mean all activities that relate to or are aimed at (a) seeking to obtain, maintaining or expanding regulatory approval of a Licensed Product and to support appropriate usage for such Licensed Product, for one or more indications, or (b) developing the process for the Manufacture of clinical and commercial quantities of the Licensed Compound and Licensed Products. This includes: (i) research, preclinical testing, toxicology, and human clinical trials; (ii) preparation, submission, review, and development of data or information for the purpose of submission to a governmental authority to obtain, maintain or expand regulatory approval of a Licensed Product; and (iii) Manufacturing process development. For clarity, Develop excludes Manufacturing.

DGF shall mean transplant-associated acute kidney injury (delayed graft function).

Disclosing Party shall have the meaning set forth in the definition of Confidential Information.

Effective Date shall mean November 6, 2020.

EMA shall mean the European Medicines Agency, or any successor agency.

EU shall mean the European Union.

European Unitary Patent System shall mean the unitary EU patent system comprising a European patent with unitary effect and the unified patent court for the participating EU member states, coming into effect once 13 EU member states, which must include Germany, France and Italy, will have ratified the related bodies of law.

EUR shall mean Euros, being the lawful currency in currency union of the EU.

Existing Product shall mean the product containing the Licensed Compound that exists as of the Effective Date with its existing API and in the exiting formulation for the Field and that is being developed by LICENSOR for Initial Indications as of the Effective Date.

FDA stands for Food and Drug Administration and shall mean the United States Food and Drug Administration, or any successor agency thereto.

Field shall mean all therapeutic, prophylactic and diagnostic uses for nephrology indications or congestive heart failure (but for the sake of clarity not for other cardiovascular indications) in humans.

Field Infringement shall have the meaning set forth in Section 8.2(g).

First Commercial Sale shall mean, on a country-by-country basis, the first invoiced targeted sale of a Licensed Product to a Third Party for use or consumption by the end user by or for LICENSEE following the receipt of any regulatory approval required for the sale of such Licensed Product, or

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if no such regulatory approval is required, the date of the first invoiced sale of a Licensed Product to a Third Party by or for LICENSEE in such country [****].

Generic Product shall mean, always with respect to a certain Licensed Product, any other product sold by a Third Party that (i) contains the same active ingredient (and no other active ingredient(s)) and has regulatory approval for the same use as the Licensed Product, (ii) has received marketing approval in the Licensed Territory by reference to any regulatory approval for the Licensed Product (or any data therein) and (iii) is sold in such country by a Third Party that is not an Affiliate or sub-licensee of LICENSEE or its Affiliates and did not purchase such product in a chain of distribution that included LICENSEE, its Affiliates or sub-licensees.

HGF shall have the meaning set forth in the second whereas clause.

ICH means International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use.

Indemnifying Party shall have the meaning set forth in Section 9.4(a).

Indemnitee shall have the meaning set forth in Section 9.4(a).

Independent DGF Trial shall have the meaning set forth in Section 3.1(j).

In-Field Sales shall have the meaning set forth in Section 2.2.3(c).

Initial Indications shall mean DGF and AKI.

IP shall mean all intellectual property rights, including, without limitation, Patents, copyright and related rights as well as Know-How and, to the extent required in the context, trademarks, trade names and domain names, rights in get-up, rights in goodwill or rights to sue for passing off, rights in designs, rights in computer software and database and any other intellectual property rights, in each case whether registered or unregistered and including all applications (and rights to apply) for and all similar or equivalent rights or forms of protection which subsist in any part of the world.

IV shall mean intravenous.

JDC shall mean Joint Development Committee as set forth in Section 11.2(a).

Joint IP Committee shall have the meaning set forth in Section 11.4(a).

Joint Patent shall have the meaning set forth in Section 8.2(a).

Joint Product Developments shall have the meaning set forth in Section 8.1(b).

Joint Product IP shall have the meaning set forth in Section 8.1(b).

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

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JSC shall mean Joint Steering Committee as set forth in Section 11.1(a).

JTSC shall mean Joint Technical Steering Committee as set forth in Section 11.3(a).

Know-How shall mean: (a) any scientific or technical results, data and other information of any type whatsoever, in any tangible or intangible form whatsoever, that is not in the public domain, which may include databases, practices, methods, techniques, specifications, formulations, formulae, protein sequences, DNA sequences, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data, (b) any biological, chemical, or physical material that is not in the public domain or otherwise generally available to the public and (c) any dosage regimens, control assays, product specifications, analytical and quality control data, marketing, pricing, distribution cost and sales data or descriptions that are not in the public domain or otherwise generally available to the public, and including, for clarity, all inventions.

License shall have the meaning set forth in Section 2.1(a).

Licensed Compound shall mean the small molecule known as ANG-3777.

Licensed Patents shall mean any Patent Controlled by LICENSOR or its Affiliates as of the Effective Date or during the Term that covers the Licensed Compound, any derivative thereof or any Licensed Product or its Manufacture or method of use in the Field in the Licensed Territory. The Licensed Patents existing as of the Effective Date include those listed in Annex 2.1(a).Each Party may request, from time to time, to amend Annex 2.1(a) to include any new Licensed Patents that come into existence during the Term.

Licensed Product(s) shall mean (i) the Existing Product and (ii) any other product which  contains or comprises the Licensed Compound or any derivatives thereof, including prodrug, salts or crystal forms of the Licensed Compound, in any preparation, formulation or dosage form.

Licensed Territory shall mean worldwide, excluding the People’s Republic of China, Taiwan, Hong Kong and Macau.

LICENSEE shall mean Vifor (International) Ltd. at Rechenstrasse 37, 9014 St. Gallen, Switzerland, together with its permitted successors and assigns.

LICENSEE Product Technology shall mean (a) all Patents Controlled by LICENSEE or its Affiliates during the Term that cover a Licensed Compound or Licensed Product or its manufacture or method of use in the Field in the Licensed Territory and (b) all of Know-How Controlled by LICENSEE or its Affiliates during the Term that is necessary or reasonably useful for the Development, Manufacture or Commercialization of the Licensed Compound and Licensed Products within the Field in the Licensed Territory.

LICENSOR shall mean Angion Biomedica Corp. at 51 Charles Lindbergh Blvd, Uniondale, NY 11553, USA together with its permitted successors and assigns.

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LICENSOR Product Technology shall mean (a) the Licensed Patents and (b) all Know-How Controlled by LICENSOR and its Affiliates as of the Effective Date or during the Term that is necessary or reasonably useful for the Development, Manufacture or Commercialization of the Licensed Compound and Licensed Products within the Field in the Licensed Territory.

Losses shall have the meaning set forth in Section 9.4(a).

Major Markets shall mean [****].

Manufacture and Manufacturing shall mean all activities related to the making, production, processing, filling, finishing, testing, packaging, labelling, shipping, and holding of the Licensed Compound and Licensed Products.

Material Adverse Effects shall have the meaning set forth in Section 2.2.3(f).

Milestone Payments shall mean payments to be made by LICENSEE to LICENSOR according to Section 7.3, including Clinical Milestone Payment, Commercial Milestone Payments, and Sales Milestone Payments.

NDA shall mean (a) a New Drug Application filed with the FDA, or (b) any similar application required for the purpose of marketing or selling or commercially using a drug product filed with a regulatory authority in a non-U.S. country or group of countries in the Licensed Territory, including a Product License Application or Marketing Authorization Application (MAA) in the European Union, but excluding reimbursement approval applications.

[****] shall mean [****].

Net Sales shall mean, with respect to each given country or region, the gross amount invoiced for sales (during the applicable period) of Licensed Products in the Licensed Territory by LICENSEE or Admitted Non-Field Products by LICENSOR, or in each case by their related Affiliates or sub-licensees, to unaffiliated Third Parties, less the following deductions from such gross amount to the extent actually allowed or incurred with respect to such sales:

(a)                      trade, prompt-pay, quantity and cash discounts actually granted after invoicing, and billing adjustments on account of retroactive price reductions or billing errors;

(b)                       bad debts and uncollectable invoiced amounts relating to sales that are actually written off;

(c)                        credits or allowances for rejected goods, damaged or defective goods, recalls, or returns;

(d)                       claw-back taxes imposed by a national healthcare system in any country within the Licensed Territory (but solely to the extent allocated among seller’s total products on an equitable pro rata basis);

(e)                        rebates, chargeback rebates, compulsory rebates, inventory management fees, reimbursements or similar payments granted or given to wholesalers or other distributors or third-

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

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party logistics providers, buying groups, health care insurance carriers or other institutions in respect of such sales;

(f)                         adjustments to invoiced amounts arising from consumer discount programs or other similar programs;

(g)                        customs or excise duties, VAT and other sales tax, consumption tax, and other similar taxes on such sales of Licensed Product (excluding, for clarity, income taxes);

(h)                       charges for packing, freight, shipping and shipping insurance (but solely to the extent that the selling party separately bills such charges in the cost for sales in the invoiced amounts);

(i)                           rebates, discounts (off of the invoiced price) or charge-backs actually paid or credited to any governmental agency (or branch of government) or to any Third Party payer, administrator or contractee; or

(j)                          discounts (off of the invoiced price) actually paid under state-legislated or seller-sponsored discount prescription drug programs or reductions or coupon and voucher programs, such deductions, in each case, to the extent permitted in calculating net sales in accordance with GAAP or IFRS accounting standards as consistently applied through the selling party’s corporate organization.

Sales among the Parties and their Affiliates or sub-licensees, which are subsequently resold or to be resold by the receiving Party, Affiliate or sub-licensee will not be deemed a sale within the meaning of this definition, but in such cases Net Sales will accrue and be calculated on any subsequent sale or other transfer to a person who is not an Affiliate or sub-licensee.

Net Sales will not include products transferred for use in connection with clinical trials or other Clinical Development activity, pre-clinical research and trials, promotional use (including samples), compassionate sales or use, indigent programs or on a named patient basis, in each case provided that such transfers or sales are at or below seller’s costs.

Each of the foregoing deductions are permitted if and to the extent actually incurred in the ordinary course of business in type and amount consistent with good industry practice and in accordance with the applicable accounting standards on a basis consistent with audited consolidated financial statements.

If sales are made other than for cash, the Net Sales shall be calculated by using the average price applicable on bona fide arm’s length sales for cash during the applicable period under reasonably similar circumstances.

If a Licensed Product is sold as part of a bundled product, the Parties shall discuss in good faith an appropriate discount to the invoice price for the bundled product s to truly reflect the percentage value of the Licensed Product forming part of the bundle. However, in no event shall the discount to determine the price for the Licensed Product be greater than the discount to determine the price for other products included in such bundled product.  In the event the Parties cannot agree on the foregoing, either Party may invoke the expert agreement process of Section 2.2.3(e)(iii).

Non-Field Indications shall have the meaning set forth in Section 2.2.1(b).

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NTAP shall mean the New Technology Add-on Payment price for a newly launched Licensed Product in the USA or any successor or replacement thereto.

Partial Termination shall have the meaning set forth in Section 14.3(c).

Parties shall mean both LICENSEE and LICENSOR.

Party shall mean either LICENSEE or LICENSOR.

Patents shall mean patents, patent applications or provisional patent applications, utility models and utility model applications, petty patents, innovation patents, patents of addition, divisionals, continuations, continuation-in-part applications, continued prosecution applications, requests for continued examinations, reissues, renewals, re-examinations and extensions and supplementary protection certificates granted in relation thereto, in any country or territory of the world.

Phase III Clinical Trial shall mean a human clinical trial that is prospectively designed to demonstrate statistically whether a product is safe and effective for use in humans in a manner sufficient to obtain regulatory approval to market such product in patients having the disease or condition being studied as described in 21 C.F.R. § 312.21(c) FDCA, as amended from time to time, and the foreign equivalent thereof.

Phase IV Clinical Trial shall mean a clinical study of a pharmaceutical product on human subjects commenced after receipt of regulatory approval of such pharmaceutical product for the purpose of satisfying a condition imposed by a regulatory authority to obtain regulatory approval, or to support the marketing of such pharmaceutical product, and not for the purpose of obtaining initial regulatory approval of a pharmaceutical product. The term Phase IV Clinical Trials shall not include investigator-sponsored studies.

PK shall stand for Pharmacokinetics and mean the mathematics of the time course of absorption, distribution, metabolism, and excretion of drugs in the body.

Product Trademarks shall mean any registered, applied for or non-registered trademark, service mark or other label or designation owned or controlled by LICENSEE, which is used by LICENSEE or any admitted supplier of Licensed Products in the Commercialization of Licensed Products.

Proposed Terms shall have the meaning set forth in Section 15.10.4(b).

Quarterly Report shall have the meaning set forth in Section 7.6(a).

Reasonably Best Knowledge shall mean the actual knowledge of a Party’s executive leadership team with the functions of the CEO, CFO, head of research and development, head of IP, head of regulatory affairs, chief medical officer, head of supply chain, General Counsel or head of legal and compliance.

Receiving Party shall have the meaning set forth in the definition of Confidential Information.

Regulatory Submissions shall mean any filing, application, or submission with any regulatory authority in support of the Development, Manufacture or Commercialization of a pharmaceutical

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or biologic product (including to obtain, support, or maintain regulatory approval from that regulatory authority), and all correspondence or communication with or from the relevant regulatory authority, as well as minutes of any material meetings, telephone conferences, or discussions with the relevant regulatory authority. Regulatory Submissions include all NDAs, investigational new drug applications, and any other applications required to commence human clinical trials or for regulatory approval in any country or regulatory jurisdiction.

Remainder shall have the meaning set forth in Section 8.2(k).

Royalty Payments shall have the meaning set forth in Section 7.4.

Royalty Term shall have the meaning set forth in Section 7.4(d)(i).

Sales Milestone Payments shall have the meaning set forth in Section 7.3(c).

Senior Executives shall mean (a) in the case of LICENSOR, [****], and (b) in the case of LICENSEE, [****].

Support Memorandum shall have the meaning set forth in Section 15.10.4(b).

Subpart H Approval shall mean any regulatory approval pursuant to the 21 CFR Subpart H in the USA or any similar or equivalent rule or regulation in any other country or regulatory jurisdiction.

Supply Agreement shall have the meaning set forth in Section 5(c).

Technical Development Plan shall have the meaning set forth in Section 3.2(b).

Term shall have the meaning set forth in Section 14.2.

Terminated Country shall have the meaning set forth in Section 14.4(a).

Third Party shall mean a natural person, corporation, partnership, joint venture, trust, any governmental authority or other business entity or organization, and any other recognized organization other than the Parties or their Affiliates.

Third Party License Cost shall have the meaning set forth in Section 7.4(e).

Upfront Fee shall have the meaning set forth in Section 7.2(a).

United States and US and USA shall mean the United States of America, including its territories and possessions.

USD shall mean US Dollars, being the lawful currency in the US.

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

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Annex 2.1(a) to License Agreement between Angion and Vifor

Annex 2.1(a)

List of Licensed Patents

[****]

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Annex  2.2.3(f)(iii) to License Agreement between Angion and Vifor

Annex 2.2.3(f)(iii)

List of Technical Experts

This annex 2.2.3(f)(iii) shall be completed to add a list of technical experts within [****] ([****]) days following written request by either Party.  If the Parties cannot agree on the completion of the list, each Party has the right to add one neutral and independent technical expert to the list and such experts shall thereafter select a third neutral and independent technical expert to be added to the list.

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Annex 2.3(a) to License Agreement between Angion and Vifor

Annex 2.3(a)

List of Permitted Affiliates and Sub-Licensees

[****]

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Annex 3.1(c) to License Agreement between Angion and Vifor

Annex 3.1(c)

Clinical Development Plan

[****]

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Annex 3.2(b) to License Agreement between Angion and Vifor

Annex 3.2(b)

Technical Development Plan

[****]

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED